UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Newfield Exploration Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWFIELD EXPLORATION COMPANY
Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 5, 2011

To the stockholders of Newfield Exploration Company:

Our 2011 annual meeting of stockholders will be held at 8:00 a.m., local time, on Thursday, May 5, 2011, in the Joe B. Foster Employee Communications Room, 4th Floor of our Houston office located at 363 N. Sam Houston Parkway E., Houston, Texas 77060, for the following purposes:

(1) to elect the 11 nominees for directors named in this Proxy Statement to serve until our 2012 annual meeting of stockholders;

(2) to approve the Newfield Exploration Company 2011 Omnibus Stock Plan;

(3) to approve the material terms of the performance criteria for performance awards under the 2011 Omnibus Stock Plan;

(4) to ratify, on a non-binding advisory basis, the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2011;

(5) to approve, on a non-binding advisory basis, the following “say on pay” resolution: “RESOLVED, that the compensation paid to Newfield’s named executive officers, as disclosed in the 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED;”

(6) to approve, on a non-binding advisory basis, the frequency on which the stockholders will be provided a “say-on-pay” vote (with the opportunity to request a “say-on-pay” vote every year, every two years, or every three years, or abstain from voting on the matter completely); and

(7) to transact any other business that may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The close of business on March 9, 2011 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting or any adjournments or postponements of the meeting. This Notice, Proxy Statement and the form of proxy/voting instruction card are first being sent or made available to stockholders on or about March 23, 2011.

You are cordially invited to attend the meeting.

By order of the Board of Directors,

John D. Marziotti
Secretary

March 15, 2011

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, our toll-free telephone number or by signing, dating and promptly returning your proxy card in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2011

The notice of the meeting, this Proxy Statement and our 2010 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2010) are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

Page

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2011	Cover
SOLICITATION AND RATIFICATION OF PROXIES	1
QUESTIONS AND ANSWERS ABOUT THE MEETING	2
What is a proxy?	2
What is a proxy statement?	2
What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner”?	2
Who is soliciting my vote?	2
What is the purpose of the meeting?	2
What is the record date and what does it mean?	3
Who is entitled to vote at the meeting?	3
What constitutes a quorum?	3
What is a “broker non-vote”?	3
What routine matters will be voted on at the annual meeting?	3
What non-routine matters will be voted on at the annual meeting?	3
What are your Board’s recommendations?	3
What are the voting choices for directors and what vote is required to elect the directors (Proposal 1)?	4
What are the voting choices and what vote is required to approve the Newfield Exploration Company 2011 Omnibus Stock Plan (Proposal 2)?	4
What are the voting choices and what vote is required to approve the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan (Proposal 3)?	4
What are the voting choices and what vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4)?	5
What are the voting choices and what vote is required to approve the advisory resolution endorsing the compensation of the Company’s named executive officers as discussed in this Proxy Statement (Proposal 5)?	5
What are the voting choices and what vote is required to select a preference as to the frequency of an advisory vote on executive compensation (Proposal 6)?	6
What if a stockholder does not specify a choice for a matter when returning a proxy?	6
How do I give voting instructions?	6
Can I change my vote?	7
Can I access Newfield’s Proxy Statement and Annual Report from the Internet?	7
Can I receive these materials electronically in the future?	7
What is householding?	7
FORWARD-LOOKING STATEMENTS	8
ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)	9
Board Recommendation	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16
CORPORATE GOVERNANCE	16
General	16
Board of Directors	17
Committees	20
Audit Committee	20
Compensation & Management Development Committee	21

i

ii

NEWFIELD EXPLORATION COMPANY
363 N. Sam Houston Parkway E.
Suite 100
Houston, Texas 77060
(281) 847-6000
www.newfield.com

PROXY STATEMENT

For the 2011 Annual Meeting of Stockholders

This Proxy Statement is being furnished by Newfield Exploration Company (“we”, “us”, “Newfield” or the “Company”) in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on May 5, 2011. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine the voting options available to you. This Proxy Statement and the accompanying proxy card were first mailed on or about March 23, 2011.

SOLICITATION AND RATIFICATION OF PROXIES

If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1, FOR the proposal set forth in Proposal 2, FOR the proposal set forth in Proposal 3, FOR the proposal set forth in Proposal 4, FOR the proposal set forth in Proposal 5 and EVERY THREE YEARS for the question set forth in Proposal 6. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgment. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting” in this Proxy Statement for an explanation of the term “stockholder of record”.

The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Newfield Exploration Company or its subsidiaries, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our common stock. We have retained Alliance Advisors to assist us with the solicitation of proxies for an estimated fee of approximately $6,000, plus expenses.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated John D. Marziotti, General Counsel and Secretary, Terry W. Rathert, Executive Vice President and Chief Financial Officer, and Brian L. Rickmers, Controller and Assistant Secretary, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner”?

•	If your shares are registered in your name at American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

•	If your shares are registered at American Stock Transfer & Trust Company, LLC in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

Who is soliciting my vote?

Newfield’s Board of Directors is soliciting your vote at our 2011 annual meeting of stockholders.

What is the purpose of the meeting?

The purpose of the meeting is to:

•	elect the 11 nominees for directors named in this Proxy Statement;

•	approve the Newfield Exploration Company 2011 Omnibus Stock Plan;

•	approve the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan;

•	ratify, on a non-binding advisory basis, the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2010;

•	approve, on a non-binding advisory basis, Newfield’s compensation of its named executive officers as disclosed in this proxy statement;

•	approve, on a non-binding advisory basis, how often the vote on Newfield’s named executive officer compensation will occur; and

•	transact any other business that may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

What is the record date and what does it mean?

The record date for the annual meeting is March 9, 2011. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 9, 2011, the record date for the meeting, are entitled to receive notice of and to vote at the meeting or any adjournments or postponements of the meeting. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. Stockholders may not cumulate their votes in the election of directors. On the record date, we had 134,398,251 shares of our common stock outstanding.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote will constitute a quorum at the meeting. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. In addition, broker non-votes (described below) will be considered present for quorum purposes but not considered entitled to vote on that matter.

What is a “broker non-vote”?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes”. For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions.

What routine matters will be voted on at the annual meeting?

The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the annual meeting?

The election of directors, approval of the 2011 Omnibus Stock Plan, approval of the general performance criteria for performance awards under the 2011 Omnibus Stock Plan, approval of executive compensation and the vote on the frequency on which stockholders will vote on our executive compensation are all non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What are your Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” each of the 11 nominees proposed in this Proxy Statement for election as directors;

•	“FOR” approval of the Newfield Exploration Company 2011 Omnibus Stock Plan;

•	“FOR” approval of the material terms of the performance criteria for performance awards under the 2011 Omnibus Stock Plan;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2011;

•	“FOR” approval of the following resolution: “RESOLVED, that the compensation paid to Newfield’s named executive officers, as disclosed in the 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED;” and

•	“FOR” a vote every three years on Newfield’s executive compensation.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What are the voting choices for directors and what vote is required to elect the directors (Proposal 1)?

For the vote on the election of the 11 director nominees to serve until the 2012 annual meeting, stockholders may:

•	vote in favor of all nominees;

•	vote against all nominees; or

•	vote against as to specific nominees, with the remainder of the nominees to be voted in favor.

Under our Bylaws, to be elected as a director, each of the 11 nominees named in this Proxy Statement for election as directors must receive a majority of the votes cast, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

What are the voting choices and what vote is required to approve the Newfield Exploration Company 2011 Omnibus Stock Plan (Proposal 2)?

In the vote on the approval of the Newfield Exploration Company 2011 Omnibus Stock Plan, stockholders may:

•	vote in favor of the 2011 Omnibus Stock Plan;

•	vote against the 2011 Omnibus Stock Plan; or

•	abstain from voting.

Under NYSE rules, the affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for the approval of the 2011 Omnibus Stock Plan; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal. Broker non-votes will have no effect in determining whether this proposal has been approved. Abstentions will have the same effect as a vote “AGAINST” the 2011 Omnibus Stock Plan.

What are the voting choices and what vote is required to approve the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan (Proposal 3)?

In the vote on the approval of the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan, stockholders may:

•	vote in favor of the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan;

•	vote against the material terms of the performance goals for performance awards under the 2011 Omnibus Stock Plan; or

•	abstain from voting.

Under NYSE rules, the affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for the approval of the material terms of the performance goals for performance awards under our 2011 Omnibus Stock Plan; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal. Broker non-votes will have no effect in determining whether this proposal has been approved. Abstentions will have the same effect as a vote “AGAINST” the approval of the material terms of the performance criteria for performance awards under the 2011 Omnibus Stock Plan.

What are the voting choices and what vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4)?

In the vote on the advisory (non-binding) ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011 requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will not occur in connection with this proposal (as it is a routine matter) and therefore have no effect in determining whether the proposal is approved.

What are the voting choices and what vote is required to approve the advisory resolution endorsing the compensation of the Company’s named executive officers as discussed in this Proxy Statement (Proposal 5)?

In the vote on the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, as discussed and disclosed in this Proxy Statement, stockholders may:

•	vote in favor of the resolution;

•	vote against the resolution; or

•	abstain from voting on the resolution.

Under our Bylaws, the advisory resolution to approve the Company’s compensation for its named executive officers as set forth in this Proxy Statement will require the affirmative vote of a majority of the votes cast, which means that the number of shares voted “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. This is an advisory vote, and as such is not binding on the Board. However, the Compensation & Management Development Committee will take the results of the vote into account when considering executive compensation. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.

What are the voting choices and what vote is required to select a preference as to the frequency of an advisory vote on executive compensation (Proposal 6)?

Stockholders are invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 5, will occur. Stockholders can advise the Board on whether such votes should occur:

•	every year;

•	every two years;

•	every three years; or

•	abstain from voting.

The advisory proposal regarding how frequently advisory votes on executive compensation will occur requires a plurality of the votes cast for the three options presented at the annual meeting. In other words, the frequency option that receives the most affirmative votes of all the votes cast on Proposal 6 in person or by proxy at the meeting is the one that will be deemed approved by the stockholders. Abstentions and broker non-votes will have no effect in determining whether any frequency option in the proposal is approved.

This is an advisory vote, and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years. The Board recommends a vote for “EVERY THREE YEARS”. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options.

What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned with no specific instructions given will be voted in accordance with the Board’s recommendations for proposals described in this proxy statement.

How do I give voting instructions?

As described on the enclosed proxy card, proxies may be submitted:

•	over the Internet;

•	by telephone; or

•	by mail.

If you submit a proxy by telephone, over the Internet or by returning a signed proxy card by mail, your shares will be voted as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of our Board.

Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 4, 2011.

If you hold your Newfield shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voter instruction card from your broker carefully.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting and you hold your Newfield stock in street name, you must obtain a proxy or voter instruction card from your broker and bring that proxy to the meeting.

For participants in our 401(k) Plan, the plan permits you to direct the plan trustee on how to vote the Newfield common stock allocated to your account. Your instructions to the plan trustee regarding how to vote your plan shares will be delivered via the enclosed proxy card, which may be returned as described on the enclosed proxy card:

•	over the Internet;

•	by telephone; or

•	by mail.

Your proxy for shares held in the 401(k) Plan must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2011. The plan administrator will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all plan participants who vote.

Can I change my vote?

Yes. You may revoke or change a proxy before the vote is taken at the annual meeting by:

•	giving notice of the revocation in writing to our Secretary at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060;

•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and

•	if mailed, is properly signed; or

•	if submitted by telephone or over the Internet, is received by 11:59 p.m. Eastern Daylight Time on May 4, 2011;

•	voting in person at the meeting; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

If your shares are held in our 401(k) Plan, you also may revoke or change your proxy by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed. The new 401(k) Plan participant proxy must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2011.

Can I access Newfield’s Proxy Statement and Annual Report from the Internet?

Yes. These documents are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

Can I receive these materials electronically in the future?

Yes. You can help us reduce future printing and mailing costs and the environmental impact of providing proxy materials by signing up to receive future Newfield stockholder communications electronically via email or the Internet. With electronic delivery, you will receive documents such as our Annual Report and Proxy Statement as soon as they are available, without waiting for them to arrive in the mail. Electronic delivery can also help us eliminate duplicate mailings. To sign up for electronic delivery of future stockholder communications, please follow the instructions on the proxy card to vote using the Internet (at www.proxyvote.com) and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Your electronic delivery enrollment will remain effective until cancelled.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission known as “householding”. Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. This allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Broadridge Financial Solutions, Inc. either by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will promptly deliver any additional copies requested. If you revoke your consent, you will begin to receive individual copies of future mailings within 30 days after we receive your revocation notice.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Can I receive these materials electronically in the future?”

Alternatively, if you have previously revoked your consent to the householding of documents and would now like to receive a single copy of our Annual Report and Proxy Statement, you may submit such request to Broadridge as indicated above.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive compensation are forward-looking statements within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of future amounts, as well as the estimated value at December 31, 2010 of awards the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1 on Proxy Card

The Nominating & Corporate Governance Committee of our Board has nominated the 11 people named below for election as directors at our 2011 annual meeting of stockholders. If elected, each director will serve until our 2012 annual meeting of stockholders and thereafter until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Unless instructions to the contrary are given, all properly delivered proxies will be voted for the election of these 11 nominees as directors.

Our Bylaws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). All director nominees identified in the following list currently are serving on our Board. If our stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. Under our Bylaws, if a nominee who currently is serving as a director does not receive a sufficient number of votes for re-election, that director must submit an irrevocable resignation in writing to the Chairman of the Nominating & Corporate Governance Committee of our Board. The Nominating & Corporate Governance Committee must make a recommendation to our Board regarding whether to accept or reject the resignation, or whether other action should be taken. Our Board would then act on the Nominating & Corporate Governance Committee’s recommendation and, if the resignation is rejected, publicly disclose its decision and the rationale behind it within 90 days after the date that the election results were certified.

If any nominee is unable or unwilling to serve, the proxy holders will vote for such other person as may be nominated by the Nominating & Corporate Governance Committee. Alternatively, our Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

Our Board is a collection of individuals with a variety of complimentary skills derived from their diverse backgrounds and experiences. Our Nominating & Corporate Governance Committee has nominated the 11 people named below for election as directors through a process that focuses on the make-up of our entire Board as a whole. See “Corporate Governance — Nominating & Corporate Governance Committee” for a description of the processes and guidelines used by the committee when considering director nominees. All of our director nominees currently serve on our Board, and our Board has determined that each of our nominees, other than Mr. Boothby (our President and Chief Executive Officer), is independent. The following information, which is as of March 1, 2011, is furnished with respect to each of the nominees for election at our 2011 annual meeting:

Lee K. Boothby, 49
Mr. Boothby was first elected as a member of our Board on May 7, 2009 and became Chairman of our Board on May 7, 2010. He currently serves as our President and Chief Executive Officer. He was promoted to the position of President on February 5, 2009 and to the additional role of Chief Executive Officer on May 7, 2009. From October 2007 until February 5, 2009, Mr. Boothby served as our Senior Vice President — Acquisitions & Business Development. He managed our Mid-Continent operations from February 2002 to October 2007, and was promoted from General Manager to Vice President in November 2004. Mr. Boothby’s first assignment with us, from 1999 to 2002, was as Vice President and General Manager of our previous Australian business unit, managed from Perth, Australia.

Prior to joining Newfield, Mr. Boothby worked for Cockrell Oil Corporation, British Gas and Tenneco Oil Company. He holds a degree in petroleum engineering from Louisiana State University and an M.B.A. from Rice University.

As our Chief Executive Officer, Mr. Boothby gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills, international experience, petroleum engineering expertise and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.

Philip J. Burguieres, 67
Mr. Burguieres has been a member of our Board since 1998 and became our independent Lead Director on May 7, 2010. He is Chairman of our Nominating & Corporate Governance Committee and a member of our Compensation & Management Development Committee.

He currently serves as Chairman and Chief Executive Officer of EMC Holdings, LLC (a private energy investment firm), Vice Chairman of The Houston Texans, Chairman Emeritus of Weatherford International, Inc. (an oilfield production technology and services company) and as a director of FMC Technologies, Inc. (an oil and gas equipment and services company).

Mr. Burguieres previously served as President and Chief Executive Officer for Weatherford International, Panhandle Eastern Corporation (a pipeline company) and Cameron Iron Works, Inc. (an oil and gas equipment company) He holds a degree in mechanical engineering from the University of Louisiana-Lafayette and an M.B.A. from The Wharton School of the University of Pennsylvania.

Through his extensive career in the oilfield service industry, including his other public company directorships, previous service as Chief Executive Officer of three Fortune 500 companies and his service as Chief Executive Officer of a private energy investment firm, Mr. Burguieres provides our Board with extensive industry experience, leadership skills, international and financial experience, as well as knowledge of our local community and business environment.

Pamela J. Gardner, 54
Ms. Gardner has been a member of our Board since 2005. She is a member of our Compensation & Management Development Committee and our Nominating & Corporate Governance Committee.

She currently serves as President, Business Operations of Houston McLane Company d/b/a Houston Astros Baseball Club and as a director of the Greater Houston Partnership. She holds a degree in vocational rehabilitation and psychology from the University of Wisconsin — Stout.

Ms. Gardner manages all business and operational aspects of the Houston Astros Baseball Club, including oversight of all revenue areas, building management, customer service, finances, sponsorship and ticket sales, community, advertising and marketing, as well as non-baseball events at Minute Maid Park. She brings to our Board a diverse business background, talent management and leadership skills, as well as knowledge of our local community and business environment.

John Randolph Kemp III, 66
Mr. Kemp has been a member of our Board since 2003. He is the Chairman of our Compensation & Management Development Committee and a member of our Nominating & Corporate Governance Committee.

He is the Principal of The Kemp Company (a consulting firm), the retired President, Exploration Production, Americas of Conoco Inc. and serves as Chairman of Kosmos Energy (an international oil exploration and production company focused on West Africa). Mr. Kemp holds a degree in petroleum and natural gas engineering from The Pennsylvania State University.

Mr. Kemp progressed through a series of engineering and managerial roles of increasing responsibility during his more than 30 years with Conoco, including many international positions. Through his broad range of domestic and international experience in the oil and gas industry and his directorships (public and private companies), Mr. Kemp provides our Board with oil and gas engineering expertise, leadership skills, international experience in our industry and knowledge of our local community and business environment.

J. Michael Lacey, 65
Mr. Lacey has been a member of our Board since 2004. He is a member of our Audit Committee and a member of our Nominating & Corporate Governance Committee.

He is the retired Senior Vice President — Exploration and Production of Devon Energy Corporation. Mr. Lacey holds graduate and undergraduate degrees in petroleum engineering from the Colorado School of Mines, and was a registered Professional Engineer prior to his retirement from Devon in 2004.

Mr. Lacey held multiple roles of increasing technical and managerial responsibility during his career with Devon Energy Corporation and previously with Tenneco Oil Company. Mr. Lacey brings the Board worldwide exploration and production industry experience, extensive knowledge in the areas of mergers, acquisitions and corporate finance, as well as leadership skills and knowledge of his local community and business environment.

Joseph H. Netherland, 64
Mr. Netherland has been a member of our Board since 2004. He is a member of our Compensation & Management Development Committee and our Nominating & Corporate Governance Committee. He also currently serves as a director of FMC Technologies, Inc. (an oil and gas equipment and services company), Tidewater Inc. (a provider of vessels for the global offshore energy industry) and Spectra Energy (a provider of natural gas infrastructure).

He retired as Chairman of the Board of FMC Technologies, Inc. on December 31, 2008, where he also served as President and Chief Executive Officer from February 2001 to March 2006. He holds a degree in industrial engineering from the Georgia Institute of Technology and an M.B.A. from The Wharton School of the University of Pennsylvania.

Through his more than 30 years with FMC Technologies, including serving as Chairman, President and Chief Executive Officer, and his other directorships, Mr. Netherland has acquired a broad background in oil and gas equipment and services. He provides our Board with extensive oilfield service sector industry knowledge, leadership skills and international experience, as well as knowledge of our local community and business environment.

Howard H. Newman, 63
Mr. Newman has been a member of our Board since 1990. He is a member of our Compensation & Management Development Committee.

He has served as the President and Chief Executive Officer of Pine Brook Road Partners, LLC (a private equity firm) and its predecessor since April 2006. Mr. Newman was a general partner of Warburg, Pincus & Co. from January 1987 to April 2005 and was Vice Chairman and Senior Advisor of Warburg Pincus LLC from January 2001 to April 2006. He also currently serves as a director of SLM Corporation (known as “Sallie Mae”). Mr. Newman previously served as a director of ADVO, Inc. (a marketing services company) from 1986 to 2007, Cox Insurance Holdings Plc (an insurer) from 1996 to 2005, Spinnaker Exploration, Inc. (an oil and gas exploration and development company) from 1996 to 2005 and Encore Acquisition Company (an oil and gas acquisition and development company) from 1998 to 2005. He holds undergraduate and graduate degrees in economics from Yale University as well as a Ph.D. in business economics from Harvard University.

Mr. Newman gained extensive historical knowledge of our Company through his role at Warburg, one of our early investors before the initial public offering of our common stock. Through his roles at Pine Brook Road Partners and Warburg and his service as a director of multiple energy companies and other public companies, Mr. Newman brings an investment and financial expertise to our Board, as well as years of experience analyzing risks of, and developing strategies for, energy investments.

Thomas G. Ricks, 57
Mr. Ricks has been a member of our Board since 1992. He is the Chairman of our Audit Committee and a member of our Nominating & Corporate Governance Committee.

He currently serves as Chief Investment Officer of H&S Ventures L.L.C. (a private investment firm) and was Chief Executive Officer of The University of Texas Investment Management Company. He holds a degree in economics from Trinity College and an M.B.A. from the University of Chicago and is a certified public accountant.

Through his roles at H&S Ventures and The University of Texas Investment Management Company as well as his other private company directorships, Mr. Ricks provides our Board with investment and financial experience combined with accounting and audit expertise. Our Board also has determined that Mr. Ricks qualifies as an audit committee financial expert, as defined by the Securities and Exchange Commission.

Juanita F. Romans, 60
Ms. Romans has been a member of our Board since 2005. She is a member of our Audit Committee and our Nominating & Corporate Governance Committee.

She currently serves as President of The Romans Group (a private consulting group providing global healthcare solutions to hospitals, universities and medical institutions). From June 2006 to November 2010, Ms. Romans served as Chief Executive Officer and Central Market Leader of Memorial Hermann — Texas Medical Center. Ms. Romans was Senior Vice President of Memorial Hermann Healthcare System and Chief Executive Officer of Memorial Hermann Hospital from January 2003 to June 2006. She holds a Masters degree in nursing from Wayne State University.

Ms. Romans brings to our Board a diverse business background, with leadership experience in a heavily-regulated industry and people-intensive business. She also provides knowledge of our local community and business environment.

C. E. (Chuck) Shultz, 71
Mr. Shultz has been a member of our Board since 1994 and is a member of our Audit Committee.

He currently serves as Chairman and Chief Executive Officer of Dauntless Energy Inc., and Chairman Emeritus of Canadian Oil Sands Ltd. (previously served as Chairman since its inception) and as a director of Enbridge Inc. (an energy transportation and distribution company). Mr. Shultz previously served as Chief Executive Officer of Gulf Canada and as a senior executive of Tenneco Oil Company. Mr. Shultz holds a degree in geological engineering from the Colorado School of Mines, is the former Chairperson of the Canadian Energy Research Institute and holds an ICD.D designation as a professional director from the Canadian Institute of Corporate Directors.

Mr. Shultz has more than 30 years of North American and International executive experience in the upstream oil and gas industry. Through his extensive industry experience and service as a director of other public companies, Mr. Shultz brings to our Board geological engineering expertise and international experience, together with leadership skills and guidance in connection with corporate governance matters.

J. Terry Strange, 67
Mr. Strange has been a member of our Board since 2004. He is a member of our Audit Committee and our Nominating & Corporate Governance Committee.

He is the retired Vice Chairman of KPMG, LLP and currently serves as a director of Group 1 Automotive, Inc. (an automotive retailer), New Jersey Resources Corporation (a natural gas provider) and SLM Corporation (known as “Sallie Mae”). Mr. Strange previously served as a director of BearingPoint, Inc. (a management and technology consulting company) from 2003 to 2009. He holds undergraduate and Masters degrees in accounting from the University of North Texas.

Mr. Strange has more than 30 years of experience with KPMG in the audit division, including six years as Vice Chairman of KPMG and global managing partner of the audit division. He has extensive experience serving on the audit committees of multiple public companies, and our Board has determined that Mr. Strange qualifies as an audit committee financial expert, as defined by the Securities and Exchange Commission. In addition to his audit and leadership experience, Mr. Strange provides the Board with international experience and experience analyzing risk.

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common stock as of March 1, 2011 for (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers referenced in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person.

None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percent

Holders of More Than 5%:
BlackRock, Inc.(2)	11,619,044	8.68%
Goldman Sachs Asset Management(3)	10,561,954	7.90%
The Vanguard Group, Inc.(4)	7,096,484	5.30%
AllianceBernstein LP(5)	7,050,331	5.30%
Executive Officers and Directors:
Lee K. Boothby	78,427	*
Philip J. Burguieres	24,832	*
George T. Dunn	124,788	*
Pamela J. Gardner	12,314	*
John Randolph Kemp III	14,822	*
J. Michael Lacey	13,310	*
Joseph H. Netherland	13,310	*
Howard H. Newman	184,048	*
Gary D. Packer	128,158	*
Terry W. Rathert	142,366	*
Thomas G. Ricks	18,538	*
Juanita F. Romans	12,314	*
William D. Schneider	77,007	*
C. E. (Chuck) Shultz	26,948	*
J. Terry Strange	13,310	*
Executive officers and directors as a group (consisting of 18 persons)	1,068,899	*

*	Less than 1%

(1)	The amounts shown include, as of March 1, 2011: (a) shares of common stock held under Newfield’s 401(k) Plan for the accounts of participants; (b) shares of restricted stock; and (c) shares of common stock that may be acquired within 60 days through the exercise of stock options or the vesting of restricted stock units. The shares beneficially owned by Messrs. Boothby, Dunn, Packer, Rathert and Schneider and by our executive officers and directors as a group include 18,000 shares, 10,800 shares, 15,000 shares, 30,000 shares, 0 shares, and 146,620 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. None of our named executive officers or directors own restricted stock units that may vest within 60 days after March 1, 2011. Until stock options are exercised or restricted stock units vest, these individuals have neither voting nor investment power over the underlying shares of common stock.

(2)	BlackRock, Inc., in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock’s address is 40 East 52nd St., New York, NY 10022. This information is based on BlackRock’s most recent Statement on Schedule 13G.

(3)	Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively, “Goldman Sachs Asset Management”) are wholly-owned subsidiaries of The Goldman Sachs Group, Inc. Goldman Sachs Asset Management, in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, with respect to which its clients have or may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the indicated shares held in their accounts. Goldman Sachs Asset Management has shared voting power over 10,091,934 shares and shared investment power over 10,561,954 shares. Goldman Sachs Asset Management’s address is 200 West Street, New York, NY 10282. This information is based on Goldman Sachs Asset Management’s most recent Statement on Schedule 13G.

(4)	The Vanguard Group, Inc, in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held of record by clients of Vanguard. Vanguard has sole voting power and shared investment power over 167,051 shares as well as sole investment power of 6,929,433 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G.

(5)	AllianceBernstein LP, in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held of record by clients of AllianceBernstein. AllianceBernstein has sole voting power over 5,543,770 shares, sole investment power of 7,039,196 shares and shared investment power of 11,135 shares. AllianceBernstein’s address is 1345 Avenue of the Americas, New York, NY 10105. This information is based on AllianceBernstein’s most recent Statement on Schedule 13G.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission (SEC). These persons are required by SEC rules to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us during fiscal year 2010 and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2010 or prior fiscal years.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board and its committees.

General

Have you adopted corporate governance guidelines?

Yes. Our Board has formally adopted corporate governance guidelines that address matters such as director qualification standards, director responsibilities, Board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our Chief Executive Officer, management succession and performance evaluations of our Board and its committees.

Have you adopted a code of ethics and conduct?

Yes. Our Board has formally adopted a Corporate Code of Business Conduct and Ethics applicable to our directors, officers and employees. Our Corporate Code includes a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Controller or Chief Accounting Officer.

How can I view or obtain copies of your corporate governance materials?

The guidelines and codes mentioned above, as well as the charters for the Audit Committee, Compensation & Management Development Committee and Nominating & Corporate Governance Committee of our Board, are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

Board of Directors

How many independent directors do you have? How do you determine whether a director is independent?

Our Board has affirmatively determined that 10 of our 11 current directors are independent, as that term is defined by NYSE rules. In making this determination, our Board considered various transactions and relationships between each director nominee or his or her immediate family and our Company and its subsidiaries. The purpose of this review by our Board was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. In the ordinary course of business during 2010, we entered into purchase and sale transactions for products and services with certain companies affiliated with members of our Board of Directors, as described below (amounts are shown net to our interest, where applicable):

•	Mr. Burguieres is a director of FMC Technologies, Inc. and Mr. Netherland was Chairman of FMC Technologies until his retirement in December 2008. In 2010, we paid FMC Technologies and its subsidiaries approximately $8.7 million for well head and other equipment.

•	Mr. Burguieres is Chairman Emeritus of Weatherford International, Inc. In 2010, we paid Weatherford and its subsidiaries approximately $12.7 million for various oilfield services.

•	Ms. Gardner was a member of the Advisory Board of JPMorgan Chase until the Advisory Board dissolved in February 2009. JPMorgan Chase is the agent and a lender under our revolving credit facility and has been an underwriter in our public debt offerings. We also are parties to commodity and interest rate hedge agreements with JPMorgan Chase.

•	Mr. Netherland is a director of Tidewater Inc. In 2010, we paid Tidewater and its subsidiaries approximately $520,000 for various marine services.

•	Mr. Shultz is a director of Enbridge Inc. In 2010, Enbridge and its subsidiaries paid us approximately $4.3 million for purchases of natural gas from us.

In each case, the transactions were for less than 2% of the consolidated gross revenues of the director-affiliated company. See also “Interests of Management and Others in Certain Transactions”. We generally expect transactions of a similar nature to occur during 2011.

As a result of its review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of our current directors are independent of our Company under the standards set forth by the NYSE, with the exception of Lee K. Boothby. Mr. Boothby currently serves as our Chairman of the Board, President and Chief Executive Officer. There are no family relationships between any of our directors or executive officers.

How many times did your Board meet last year?

Our Board met in person or by telephone conference five times during 2010.

Did any of your directors who served on your Board during 2010 attend fewer than 75% of the meetings of your Board and his or her assigned committees during 2010?

No.

Do you have a policy regarding director attendance at annual meetings of stockholders?

Yes. Directors are expected to attend the annual meetings of stockholders. All of our directors attended the 2010 annual meeting.

Do your non-management directors and independent directors meet in executive session?

Yes. Our non-management directors and independent directors meet in executive session on a regular basis — usually at each regularly scheduled meeting of our Board. All of our non-management directors are independent. Our corporate governance guidelines provide that our independent directors will meet in executive session at least annually and more frequently as needed at the call of one or more of our independent directors. Our corporate governance guidelines also provide that executive sessions will be presided over by our independent “Lead Director”. Philip J. Burguieres has served as our Lead Director since May 2010. If the Lead Director is not in attendance, these executive sessions will be presided over by such other person chosen by vote of the non-management or independent directors, as applicable.

How is your Board’s leadership structured?

We historically have combined the roles of Chairman of the Board and Chief Executive Officer, other than for periods of time after the retirement of a Chief Executive Officer. Mr. Trice retired as our Chief Executive Officer in May 2009, and agreed to continue to serve as our Chairman of the Board in a non-executive capacity for a transition period until our 2010 annual meeting. Lee K. Boothby was appointed to succeed Mr. Trice as Chief Executive Officer upon Mr. Trice’s retirement in May 2009. Thereafter, our Nominating & Corporate Governance Committee and the other independent members of our Board of Directors evaluated the appropriate leadership structure for our Company. As part of their evaluation, they considered our past leadership structures, the leadership structures of peer companies in our industry, corporate governance trends and Mr. Boothby’s development as our President and Chief Executive Officer. After considering all of these factors, our Nominating & Corporate Governance Committee recommended, and our Board of Directors approved, the appointment of Mr. Boothby to serve as our Chairman of the Board and Mr. Burguieres to serve as our independent Lead Director beginning May 7, 2010.

Our Chairman of the Board is responsible for ensuring the overall effectiveness of the Board. The Chairman generally:

•	sets the agendas and presides over meetings of the Board of Directors;

•	serves as a liaison between the Board of Directors and management; and

•	chairs the annual stockholder meetings.

Our independent Lead Director:

•	presides over executive sessions of our non-management and independent directors;

•	serves as a liaison between our non-management and independent directors and the Chairman of the Board and other directors;

•	presides over meetings of the Board of Directors at which the Chairman of the Board is not present;

•	coordinates the retention of consultants and advisors who report directly to the Board (as opposed to committee consultants and advisors); and

•	as requested from time to time by the Chairman of the Board, meets with management to preview significant matters (such as potential acquisitions and other large capital commitments) expected to be presented to the Board and serves as a general resource to the Chairman of the Board.

At this time, our Nominating & Corporate Governance Committee and Board believe that combining the role of CEO and Chairman continues to be appropriate for us in light of our historical success using this structure, the comparability of this leadership structure with those used at our peer companies, and Mr. Boothby’s performance as Chairman of the Board, President and Chief Executive Officer during 2010. The Board believes that having the Chief Executive Officer also serve as Chairman of the Board provides the Company with a clear leadership structure, provides the Board with valuable insight into the Company’s operations and strategies from management’s perspective and facilitates the flow of information between management and the Board. The Board also believes that this leadership structure ensures the appropriate level of independent oversight because:

•	the Board has an independent Lead Director, who presides over the executive sessions of our non-management and independent directors (which usually occur at each regularly-scheduled Board meeting);

•	Board committees are composed entirely of independent directors;

•	the independent Compensation & Management Development Committee annually evaluates the performance of our Chief Executive Officer and reviews the evaluation with the independent members of our Board; and

•	all of the director nominees, other than Mr. Boothby (our Chief Executive Officer), are independent under the standards set forth by the NYSE.

Can interested parties communicate directly with your non-management directors?

Yes. We have established an Ethics Line, consisting of a website that facilitates submission of reports over the internet and toll-free numbers that can be used from all the countries in which we operate, so that investors, employees and any other interested parties can anonymously report through a third party any practices thought to be in violation of our corporate governance policies. The Ethics Line also can be used to make concerns known to our non-management or independent directors (individually or as a group), including our Lead Director, on a direct and confidential basis. The web address for our Ethics Line is www.newfieldexploration.ethicspoint.com and the telephone number for the Ethics Line in the United States, Guam, Puerto Rico and Canada is 1-866-843-8694. Additional information regarding the Ethics Line is available on our website at http://www.newfield.com under the tab “Corporate Governance — Overview”.

What is your Board of Directors’ role in risk oversight?

Management is responsible for implementing our financial and business strategies and assessing and managing the risks relating to our Company and its performance under those strategies on a daily basis. Our Board reviews, approves (where appropriate) and monitors our financial and business objectives, strategies, plans and major corporate actions, and assesses major risks relating to our Company and its performance and reviews options to mitigate and address such risks.

Our Board retains the primary responsibility for strategic and risk oversight. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our Company, and our Board committees consider specific areas of risks inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation & Management Development Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our Chief Executive Officer and other executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies. Our Nominating & Corporate Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters. In addition to receiving reports from Board committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board will specifically review our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year. This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. At this point, we believe that combining the roles of Chairman and Chief Executive Officer enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, our Chief Executive Officer is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business as our Chief Executive Officer.

How are your directors compensated?

Only non-employee directors are compensated for serving as directors. See “Non-Employee Director Compensation” beginning on page 24 for information about our non-employee director compensation.

Committees

Does your Board have any standing committees?

Yes. Our Board presently has the following significant standing committees:

•	Audit Committee;

•	Compensation & Management Development Committee; and

•	Nominating & Corporate Governance Committee.

Each of these committees is composed entirely of independent directors.

Has your Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

Yes. Our Board has adopted a charter for each of these committees along with corporate governance guidelines. The charters and guidelines are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

Audit Committee

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of our financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal audit function and independent auditors; and

•	our compliance with legal and regulatory requirements.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement. The Audit Committee is responsible for appointing, retaining and terminating our independent auditors and also performs the specific functions set forth in its charter.

Who are the members of the Audit Committee?

The Audit Committee currently consists of J. Michael Lacey, Thomas G. Ricks, Juanita F. Romans, C. E. (Chuck) Shultz and J. Terry Strange, with Mr. Ricks serving as chairman. Each committee member is independent, under the standards set forth by the NYSE. Mr. Strange also serves on the audit committees of Group 1 Automotive, Inc., New Jersey Resources Corporation and SLM Corporation. Our Board has determined that such simultaneous service on these other audit committees and on our Audit Committee does not impair the ability of Mr. Strange to serve effectively on our Audit Committee.

Does the Audit Committee have an audit committee financial expert?

Yes. Our Board has determined that each of Messrs. Ricks and Strange meets the qualifications of an audit committee financial expert, as defined by SEC regulations. Our Board has determined that each of Messrs. Ricks and Strange is independent, under the standards set forth by the NYSE.

How many times did the Audit Committee meet last year?

The Audit Committee held seven meetings in person or by telephone conference during 2010.

Compensation & Management Development Committee

What does the Compensation & Management Development Committee (C&MDC) do?

The primary purposes of the C&MDC are:

•	reviewing, evaluating, modifying and approving the compensation of our executive officers and other key employees;

•	producing a report on executive compensation each year for inclusion in our annual proxy statement;

•	overseeing the evaluation and development of Company management; and

•	overseeing succession planning for our Chief Executive Officer and other senior executive officers.

The C&MDC has authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers, and also performs the specific functions set forth in its charter. The C&MDC may delegate some or all of its authority to subcommittees when it deems appropriate.

Who are the members of the C&MDC?

The C&MDC currently consists of Philip J. Burguieres, Pamela J. Gardner, John Randolph Kemp III, Joseph H. Netherland and Howard H. Newman, with Mr. Kemp serving as chairman. Each C&MDC member is independent, under the standards set forth by the NYSE.

How many times did the C&MDC meet last year?

The C&MDC held six meetings in person or by telephone conference during 2010.

What are the C&MDC’s processes and procedures for consideration and determination of executive compensation?

Executive compensation is reviewed at least annually by the C&MDC. The C&MDC generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year. These decisions include adjustments to base salary, annual incentive cash awards and grants of long-term incentive awards. The C&MDC also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes. The C&MDC may delegate some or all of its authority to subcommittees when it deems appropriate. See “Executive Compensation — Compensation Discussion and Analysis” beginning on page 28 for more information regarding the C&MDC’s processes and procedures for consideration and determination of executive compensation.

Nominating & Corporate Governance Committee

What does the Nominating & Corporate Governance Committee (N&CGC) do?

The primary purposes of the N&CGC are:

•	advising our Board about the appropriate composition of the Board and its committees;

•	evaluating potential or suggested director nominees and identifying individuals qualified to be directors;

•	nominating directors for election at our annual meetings of stockholders or for appointment to fill vacancies;

•	recommending to our Board the directors to serve as members of each committee of our Board and the individual members to serve as chairpersons of the committees;

•	approving the compensation structure for all non-employee directors;

•	advising our Board about corporate governance practices, developing and recommending to the Board appropriate corporate governance practices and policies and assisting the Board in implementing those practices and policies;

•	overseeing the evaluation of our Board and its committees through an annual performance review; and

•	overseeing the new director orientation program and the continuing education program for all directors.

The N&CGC also performs the specific functions set forth in its charter.

Who are the members of the N&CGC?

The N&CGC currently consists of Philip J. Burguieres, Pamela J. Gardner, John Randolph Kemp III, J. Michael Lacey, Joseph H. Netherland, Thomas G. Ricks, Juanita F. Romans and J. Terry Strange, with Mr. Burguieres serving as chairman. Each N&CGC member is independent, under the standards set forth by the NYSE.

How many times did the N&CGC meet last year?

The N&CGC held four meetings in person or by telephone conference during 2010.

What processes and guidelines does the N&CGC follow when considering a director nominee for a position on your Board?

Our Board is a collection of individuals with a variety of complimentary skills derived from their diverse backgrounds and experiences. Annually, the N&CGC considers director candidates and the advisability or need for any changes in the number of directors or composition of the Board and recommends any proposed changes to our Board for full discussion and approval. The N&CGC is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. The N&CGC has the authority to retain a search firm to help identify director candidates, with the functions of the firm determined by the N&CGC at the time.

Although the N&CGC has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that an assessment of a potential director nominee will include a review of independence, background, ability, judgment, desired skills (such as industry knowledge or specific expertise, such as financial expertise), experience, diversity, legal requirements and other factors that are relevant in the context of the make-up and needs of our Board at the time. Our corporate governance guidelines also provide that a person must be age 71 or younger to be eligible for nomination as a director.

The N&CGC does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities. The N&CGC conducts its assessment through committee discussions that generally focus on the make-up of the Board as a whole at the time, without assigning specific weights to particular experiences or qualifications. In addition, as part of their annual self evaluations, the N&CGC and the entire Board consider whether the Board as a whole possesses the right skills and background to address the issues facing our Company at the time. See “Election of Directors” beginning on page 9 of this Proxy Statement for information regarding each of our 11 nominees for election as a director.

Does the N&CGC consider candidates for your Board submitted by stockholders and, if so, what are the procedures for submitting such recommendations?

Yes. As provided in the N&CGC’s charter, it is the N&CGC’s policy to consider suggestions from many sources, including stockholders, regarding possible candidates for director. The N&CGC generally intends to use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates, as set forth in response to the previous question. However, if a candidate is recommended by a specific stockholder or a group of stockholders, the N&CGC would evaluate the candidate to assess whether the candidate could impartially represent the interests of all stockholders without unduly favoring the particular interests of the recommending stockholder or group of stockholders.

If a stockholder wants the N&CGC to consider a possible candidate for director, the name of the possible candidate, together with appropriate biographical information, should be submitted to the Chairman of the Nominating & Corporate Governance Committee, c/o John D. Marziotti, Secretary, Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060. Stockholders who wish to propose a matter for action at a stockholders’ meeting, including the nomination of directors, must comply with the provisions of our Bylaws that are described in this Proxy Statement in the section entitled “Stockholder Proposals for 2012 Annual Meeting and Director Nominations”.

What are the N&CGC’s processes and procedures for consideration and determination of director compensation?

The N&CGC has the sole authority to approve the compensation structure for all of our non-employee directors. The N&CGC may delegate some or all of its authority to subcommittees when it deems appropriate.

Director compensation is reviewed at least annually by the N&CGC. The N&CGC seeks to set director compensation at an adequate level to compensate directors for their time and effort expended in satisfying their obligations to us without jeopardizing their independence.

In considering non-employee director compensation for the annual period beginning with the 2010 annual meeting, the N&CGC retained Longnecker & Associates to provide industry data regarding director compensation to assist the N&CGC with its evaluation of whether our non-employee director compensation is commensurate with peer companies in our industry and is adequate compensation for their service on our Board. As a result of the N&CGC’s evaluation, for the annual period beginning with our 2010 annual meeting, the committee revised non-employee director compensation as follows:

•	eliminated Board and committee meeting fees;

•	increased the annual fee for the chairperson of the Nominating & Corporate Governance Committee from $6,000 to $7,500;

•	increased the value of the annual restricted stock award from $100,000 to $150,000; and

•	increased the annual fee for the Lead Director from $15,000 to $30,000.

See “Non-Employee Director Compensation” below for a description of our non-employee director compensation programs. The N&CGC again considered non-employee director compensation for the period beginning with the 2011 annual meeting and determined that the compensation should remain the same for the 2011/2012 service period.

NON-EMPLOYEE DIRECTOR COMPENSATION

Only non-employee directors are compensated for serving as directors. Currently, Mr. Boothby, our Chairman of the Board, President and Chief Executive Officer, is the only Board member who is an employee of ours, and his compensation as an employee is included in the Summary Compensation Table of the Proxy Statement. Mr. Trice previously served as our President and Chief Executive Officer and retired as an employee of ours on May 31, 2009. Mr. Trice’s compensation for his service as a non-employee director during fiscal year 2010 (after his May 31, 2009 retirement) is reflected in the table below.

The following table contains information about our non-employee directors’ fiscal year 2010 compensation.

	Fees Earned or	Stock	All Other
Name	Paid in Cash ($)	Awards(1) ($)	Compensation(2) ($)	Total ($)

Philip J. Burguieres	$85,625	$149,971	—	$235,596
Pamela J. Gardner	$56,000	$149,971	$1,000	$206,971
Dennis R. Hendrix	$21,332	—	—	$21,332
John Randolph Kemp III	$71,750	$149,971	$1,000	$222,721
J. Michael Lacey	$55,250	$149,971	$1,000	$206,221
Joseph H. Netherland	$57,500	$149,971	$1,000	$208,471
Howard H. Newman	$56,750	$149,971	—	$206,721
Thomas G. Ricks	$72,500	$149,971	$1,000	$223,471
Juanita F. Romans	$56,000	$149,971	—	$205,971
C. E. (Chuck) Shultz	$58,250	$149,971	$1,000	$209,221
J. Terry Strange	$55,250	$149,971	—	$205,221
David A. Trice(3)	$21,332	—	$1,000	$22,332

(1)	Reflects the full grant date fair value of the 2010 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by SEC regulations. The grant date fair value of the 2010 award was $149,971 based on the closing sales price of our common stock on the grant date. See also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. As of December 31, 2010, there were 29,360 shares of restricted stock outstanding under our non-employee director restricted stock plan, which reflects the 2,936 restricted shares granted to each of our 10 directors who were eligible for an award under the plan on May 7, 2010 (the date of our 2010 annual meeting of stockholders).

(2)	Reflects charitable contributions with respect to 2010 pursuant to our matching gift program for non-employee directors. Under this program, we match our non-employee directors’ charitable contributions up to $1,000 per year.

(3)	Reflects Mr. Trice’s compensation as a non-employee director during 2010 after his retirement as an employee of ours on May 31, 2009. Mr. Trice was not eligible for awards of restricted stock as a non-employee director for purposes of our non-employee director restricted stock plan in 2010.

Non-Employee Director Compensation Program for 2009/2010

Cash Fees.  For purposes of annual fees for non-employee directors, an annual period begins on the date of our annual meeting of stockholders and ends on the date of our next annual meeting. For the annual period ending on our May 7, 2010 annual meeting, our non-employee directors were paid the following cash fees:

•	an annual fee of $50,000;

•	an additional $15,000 annual fee for our Lead Director;

•	additional annual fees of $15,000 for the chairpersons of the Audit Committee and Compensation & Management Development Committee, and an additional annual fee of $6,000 for the chairperson of the Nominating & Corporate Governance Committee; and

•	a meeting fee of $1,500 for each Board and committee meeting not held on the same day as another Board or committee meeting ($750 if the meeting is telephonic), and a meeting fee of $1,000 for each committee meeting held on the same day as a Board meeting if the committee meeting lasts for a substantial period of time.

Non-employee directors also are reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings. Mr. Boothby, as our President and Chief Executive Officer, is not eligible to receive compensation for his service as a director. Although he did not receive compensation for his service as a director while he served as our President and Chief Executive Officer, when Mr. Trice retired as our employee on May 31, 2009, he became eligible to receive the above-described cash fees as a non-employee director.

Restricted Stock Awards.  Annual restricted stock awards are granted pursuant to our non-employee director restricted stock plan. Each non-employee director who is in office immediately after an annual meeting of stockholders is granted restricted shares with a specified market value. The number of restricted shares granted is determined by dividing that market value by the closing sales price of our common stock on the date of the annual meeting. In addition, each non-employee director who is appointed by our Board (not in connection with an annual meeting of stockholders) is granted restricted shares with the same market value as used for the previous annual meeting, with the number of restricted shares determined by dividing the market value by the closing sales price of our common stock on the date of appointment. With respect to grants made on the date of our 2009 annual meeting of stockholders, the market value of the award to non-employee directors was $100,000. With respect to each annual meeting after our 2009 annual meeting, the Nominating & Corporate Governance Committee of our Board will determine the market value of the award by resolution in advance of the meeting. If the Chairman of the Board is a non-employee director, the award amount may be greater than the award amount for the other non-employee directors. If a non-employee director Chairman of the Board is appointed not in connection with an annual meeting, the award amount will be determined by the Nominating & Corporate Governance Committee on the date of appointment. Restrictions on shares granted pursuant to the plan generally lapse on the day before the first annual meeting of stockholders after the date of grant.

An aggregate of 200,000 restricted shares were initially available for issuance pursuant to our non-employee director restricted stock plan. As of March 1, 2011, there were 137,277 restricted shares available for grant and 62,723 restricted shares outstanding under our non-employee director restricted stock plan. If there are insufficient shares remaining under the plan to grant restricted shares as provided in the plan, then the non-employee directors entitled to a grant will share pro rata in the shares available for grant under the plan. Mr. Boothby is a current employee of our Company and Mr. Trice was an employee of our Company until his May 31, 2009 retirement and, as a result, they are not eligible to receive a grant under our non-employee director restricted stock plan.

Non-Employee Director Compensation Program for 2010/2011 and 2011/2012

In considering non-employee director compensation for the annual period beginning with the 2010 annual meeting, the Nominating & Corporate Governance Committee retained Longnecker & Associates to provide the committee with industry data regarding director compensation to assist the committee with its evaluation of whether our non-employee director compensation is commensurate with peer companies in our industry and is adequate compensation for their service on our Board. Longnecker & Associates used the same peer group for the non-employee director compensation as they used for the executive compensation research discussed in “Compensation Discussion & Analysis” of the Proxy Statement. As a result of the committee’s evaluation, for the annual period beginning with our May 7, 2010 annual meeting, the committee made the following changes to our non-employee director compensation program:

•	eliminated Board and committee meeting fees;

•	increased the annual fee for the chairperson of the Nominating & Corporate Governance Committee from $6,000 to $7,500;

•	increased the value of the annual restricted stock award from $100,000 to $150,000; and

•	increased the annual fee for the Lead Director from $15,000 to $30,000.

The changes are designed to: simplify the overall non-employee director compensation program by removing the meeting attendance fees; provide a level of total compensation that approximates the 50th percentile of non-employee director compensation at our peer companies; and further align director compensation with Company performance by increasing the portion of total compensation that is provided through an annual equity award rather than annual cash fees. The Nominating & Corporate Governance Committee considered non-employee director compensation for the period beginning with the 2011 annual meeting and determined that the compensation should remain the same for the 2011/2012 service period.

AUDIT COMMITTEE REPORT

The Audit Committee of the Newfield Board of Directors currently consists of the five directors whose names appear below. Each member of the committee is “independent” as defined in the NYSE’s listing standards. The primary purposes of the committee are to assist the Board in monitoring:

•	the integrity of Newfield’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of Newfield’s independent auditors;

•	the performance of Newfield’s internal audit function and independent auditors; and

•	Newfield’s compliance with legal and regulatory requirements.

The committee is responsible for appointing, retaining and terminating Newfield’s independent auditors and also performs the specific functions set forth in its charter, which is available on our website. Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

The committee held seven meetings in person or by telephone conference during 2010. The meetings were designed to facilitate and encourage communication between the Audit Committee and Newfield’s internal auditors and independent auditors.

The committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent auditors, the audited financial statements of Newfield included in its Annual Report on Form 10-K for the year ended December 31, 2010.

The committee also has discussed with Newfield’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence. The committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the committee recommended to Newfield’s Board of Directors that the audited financial statements be included in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

This report is submitted on behalf of the Audit Committee.

Thomas G. Ricks, Chairman
J. Michael Lacey
Juanita F. Romans
C. E. (Chuck) Shultz
J. Terry Strange

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation & Management Development Committee of the Newfield Board of Directors currently consists of the five directors whose names appear below. The Compensation & Management Development Committee has reviewed and discussed with Newfield’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on this review and discussion, the Compensation & Management Development Committee recommended to the Board of Directors of Newfield that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the Compensation & Management Development Committee.

John Randolph Kemp III, Chairman
Philip J. Burguieres
Pamela J. Gardner
Joseph H. Netherland
Howard H. Newman

The foregoing Compensation & Management Development Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are guided by our founding business principles and believe these principles are the basis for our success. These founding principles are:

•	talented employees;

•	focus;

•	balance between exploration and acquisitions;

•	emphasis on technology and teamwork;

•	mindset of an independent;

•	control of operations; and

•	employee ownership.

Our compensation programs for all employees, including our executives, are based on these principles and implemented through our “goal-oriented pay for performance” model. We believe in setting challenging individual and Company-wide goals and rewarding our executives and employees for performance measured against these goals.

In 2010, our executive leadership team led Newfield to deliver top-quartile operational results and performance as compared to its peers. A few of our 2010 performance highlights, all accomplished in a time of significant market and global economic challenges impacting the oil and gas industry, include:

•	20% increase in proved oil reserves;

•	12% increase in total production;

•	strong growth in oil production, up 30% over 2009;

•	Added 700,000 net acres in resource plays over last 18 months;

•	Upgraded to investment grade by Standard & Poors (S&P);

•	Added to the S&P 500;

•	50% increase in stock price;

•	Completed a $700 million note offering:

•	Disciplined use of capital, living within cash flow (excluding acquisitions); and

•	Record health, safety and environmental results.

We believe these achievements were in part driven by the strong leadership of our executive team and their focus on “Team Newfield”, along with the strength, commitment and drive of our employees.

As described below, the Compensation & Management Development Committee, or C&MDC, regularly reviews our executive compensation philosophy and programs to ensure that they provide appropriate incentives and rewards in line with our goal-oriented pay-for-performance objectives. In 2009, the C&MDC performed a detailed compensation analysis and initiated a restructuring of our executive compensation programs in order to (i) better align the interests of our executives with the interests of our stockholders, (ii) retain and attract top level talent and (iii) implement a pay-for-performance compensation system that executives understand and can adjust and grow with the Company. The C&MDC believes these changes provide proper incentives and reasonable rewards based upon the performance and contributions made by our executives, which is ultimately tied to the return achieved for our stockholders.

We believe that our executive compensation program operated effectively in 2010. More details about 2010 compensation for our named executive officers appear in the discussion below and the tables that follow.

Compensation Overview and Objectives

The cornerstone of our compensation program for our executives and all employees, regardless of level, is “goal-oriented pay for performance.” We measure performance against goals and peers at individual, business unit and corporate levels. We design our compensation program to attract, retain and motivate key employees and encourage growth in long-term stockholder value. The oil and gas industry has experienced extremely variable conditions in recent years. Despite the adverse economic conditions that began during the second half of 2008, the competition for geoscientists, petroleum engineers and other talented employees has remained strong and has increased as the economy improves. We believe it is imperative that we maintain highly competitive compensation programs to attract and retain quality personnel and to reward our personnel for performance.

Prior to 2010, to achieve our objectives, our annual compensation program for executives primarily included base salary, current and long-term cash awards under our performance-based incentive compensation plan and grants of long-term incentive awards. Base salaries for most of our executive officers historically had been set below the median for comparable positions at peer companies, and we used our incentive plan cash awards to keep our officers’ current cash compensation competitive, reward performance (using current cash awards) and provide a retention incentive (using long-term cash awards). As a result, our executive officers’ total annual compensation included a larger total cash component (base salaries plus current and long-term cash awards) and a smaller equity component compared to compensation at our peer companies. In addition, the form of long-term incentive awards granted to executives varied between time-vesting awards, which were used to create retention incentives, and performance-based vesting awards, which were used to reward progress on our pay-for-performance objectives. The combination of these past awards provided a performance incentive for stock price appreciation on both an absolute basis and relative to our industry peers, and created meaningful ownership stakes for our executive officers, aligning their interests with our stockholders.

Over the past several years, our Company has evolved into a larger and stronger company with a diversified portfolio of assets capable of sustained growth. We have expanded from approximately 230 employees at the end of 1999 to almost 1350 employees at the end of February 2011. In recognition of the changes in our Company, the C&MDC began a comprehensive assessment of our executive officer compensation programs in mid-2009 and for all employees in 2010. The C&MDC retained Hewitt Associates LLC to assist the committee with its assessment. In 2010, Hewitt spun off a portion of its executive compensation practice into a separate, independent entity named Meridian Compensation Partners, LLC (collectively referred to herein as Meridian), who the C&MDC retained as its independent advisor effective October 2010. The C&MDC also asked management to reassess our executive officer compensation programs and suggest improvements.

In light of the C&MDC’s review and assessment, our executive officers’ annual compensation has been restructured beginning in 2010 as illustrated in the graphics below to focus on the following:

•	Base salaries approximating the median for comparable positions at a selected group of peer companies;

•	Annual incentive bonus paid in cash with no deferral;

•	Long-term equity awards divided between time-vesting awards and performance-based vesting awards; and

•	Changing the mix of total annual compensation paid to our executive officers by:

•	Reducing the percentage of total annual compensation paid to our executive officers in cash;

•	Providing annual base salaries that are closer to the median;

•	Increasing the percentage of total annual compensation paid in long-term incentives; and

•	Providing balanced incentive opportunities covering varying time periods.

The goal of the C&MDC’s comprehensive assessment was to evaluate our overall compensation structure and make changes as necessary to (1) maintain its “pay for performance” philosophy, (2) ensure that our program structure could be applied consistently over many years as the Company continues to grow, (3) provide a balanced performance orientation for both short-term and long-term performance, (4) enable talent attraction and retention in the future and (5) closely align the interests of our executives with those of our stockholders. See “Elements of our Compensation Program” below for a discussion of each element of our compensation programs.

Elements of our Compensation Program

The following elements made up the fiscal 2010 compensation program for our executive officers, including our named executive officers:

Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership	Generally not performance based, but competency and tenure-based placement to market benchmark
Annual Incentive Bonus	Cash	Recognize and provide an incentive for performance achievement against a set of stated annual corporate and individual goals and objectives	Discretionary awards determined by the C&MDC’s assessment of performance to stated goals and relative peer performance
Long-Term Incentive Awards	Restricted Stock Units	Recognize and provide an incentive for achieving appropriate long-term corporate goals and objectives. Recognize promotions, enable retention and create an equity stake in the Company, aligning leadership interests with our stockholders	Discretionary awards and criteria determined by the C&MDC, including time-vested awards and performance vesting awards, e.g. based on total stockholder return
Change of Control Severance Plan	Eligibility to receive cash severance and post-termination health benefits in connection with involuntary termination within two or three years after a change of control	Provide financial security and a competitive compensation package for our executives and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance based
Retirement Plans	Eligibility to participate in, and receive Company contributions to, our 401(k) Plan (available to all employees) and Deferred Compensation Plan (available to executives only)	Provide financial security for our executives and competitive retirement-planning benefits to attract and retain skilled management	Not performance based
Employee Stock Purchase Plan	Eligibility to purchase annually up to $25,000 of Company common stock at a discount (available to all employees)	Encourage an equity stake in the Company, aligning executive interests with those of our stockholders	Not performance based
Health & Welfare Plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including medical, dental, life and disability insurance (available to all employees)	Provide a competitive, broad-based employee benefits structure and promoting the good health of our executives	Not performance based
Perquisites	Limited reimbursement for club dues	Promote the wellness and business relationships of our executives	Not performance based

Base Salary.  The C&MDC believes that a competitive base salary is necessary to provide a fixed level of income to compensate executives for their level of responsibility, relative expertise and experience. Historically, base salaries for most of our executive officers were below the median for comparable positions within our industry. The C&MDC generally increased executive base salaries in February 2010 and 2011 to be more competitive with salaries for comparable positions within our industry.

Annual Incentive Bonus.  In addition to providing a reward for our Company’s performance and profitability, the C&MDC believes in granting discretionary annual cash incentive awards to our named executive officers (and employees) in order to reward individual performance that contributed to the performance of our Company and to provide an incentive for continued performance.

Annual incentive compensation awards for periods prior to 2010, including awards made to our executives, were made under our 2003 Incentive Compensation Plan. That plan provided for the creation of an award pool that was equal to 5% of our adjusted net income (as defined in the plan). Awards under the 2003 Incentive Compensation Plan could have both a current and a long-term component. The long-term cash awards were paid in four annual installments consisting of 25% of the long-term award, plus interest. Annual current awards generally were set to bring total annual cash compensation to a competitive level for comparable positions within our industry as justified by performance.

For the period beginning January 1, 2010, our Board of Directors, with the recommendation of the C&MDC, approved a new annual cash incentive compensation plan for all employees, the 2011 Annual Incentive Plan. Under the 2011 Annual Incentive Plan, the C&MDC determines the annual award pool for all employees (other than the executives) based upon a number of factors, including the Company’s performance against stated performance goals and in comparison with peer companies in our industry. All employees are eligible if employed on October 1 and December 31 of the performance period. Annual incentive bonus for the 2010 performance period for all non-executive employees were granted pursuant to the 2011 Annual Incentive Plan. Similarly, the C&MDC approved a separate bonus pool for executives based on similar factors, including the Company’s performance against stated performance goals and in comparison with peer companies in our industry.

For additional information regarding specific awards to our named executive officers, see “Compensation Decisions — Annual Incentive Bonus” below and “Summary Compensation Table” and “Nonqualified Deferred Compensation” beginning on pages 42 and 50, respectively, of this Proxy Statement.

Long-Term Incentive Awards.  We provide discretionary long-term equity-based compensation and incentives to our executive officers through different types of awards, as determined by the C&MDC during its annual compensation review. Long-term incentives through equity awards that vest over a three-year period are designed to provide a retention incentive for our executive officers, and equity awards with the potential to vest based on our stock price performance relative to our peers over a five-year period are designed to more directly align our officers’ interests with stockholder return and provide an incentive to consistently improve performance over a longer-term performance horizon. The ratio of time-vesting to performance-based equity awards varies by officer, based on the officer’s ability to influence overall corporate results. For example, the equity awards for Messrs. Boothby, Rathert and Packer, our most senior executive officers, are more heavily weighted towards performance-based vesting, with 50% of the estimated fair value of their annual equity awards being in the form of performance-based awards. No less than 25% of the estimated fair value of the annual equity awards to each of our other officers will be in the form of performance-based awards. The C&MDC provides both time-vesting and performance-based vesting long-term incentive awards to balance the retention incentive provided by the time-vesting awards with the strong tie to relative long-term stockholder return provided by the performance-based awards. At the same time, the mix of our executive officers’ total annual compensation has shifted towards a percentage increase in favor of equity compensation. For information regarding the specific long-term incentive awards to our named executive officers, see “Compensation Decisions — Long-term Incentive Awards” below and “Summary Compensation Table,” “Grants of Plan-Based Equity Awards in 2010” and “Outstanding Equity Awards at December 31, 2010” beginning on pages 42, 44 and 46, respectively, of this Proxy Statement.

In February 2009, the C&MDC and our Board approved a new omnibus stock plan for our employees, including our named executive officers, the 2009 Omnibus Stock Plan, which was approved by our stockholders at our 2009 annual meeting. The 2009 Omnibus Stock Plan is substantially the same as our previous omnibus plans, but we added several additional stockholder-friendly features, such as:

•	a fungible share pool design where the shares available for grant under the plan are reduced by 1.5 times the number of shares of restricted stock or restricted stock units awarded under the plan, and are reduced by 1 times the number of shares subject to stock options awarded under the plan;

•	the aggregate shares available under the plan will not be increased for shares that are tendered in payment of an option, shares withheld to satisfy tax withholding obligations or shares repurchased by us with option proceeds;

•	not less than three-year full vesting for awards that are not performance-based and not less than one-year full vesting for performance-based awards (with limited exceptions for up to 5% of the shares under the plan and for death, disability, retirement or change of control); and

•	any dividend payments on restricted stock (performance-based or time vesting) are withheld by us until the forfeiture restrictions on the restricted stock lapse, and participants do not have the right to receive dividends or dividend-equivalent payments on restricted stock units or options.

Our previous omnibus stock plans terminated upon approval of the 2009 Omnibus Stock Plan, such that new grants can no longer be made under our previous omnibus stock plans.

Similarly, we are asking stockholders to approve a new 2011 Omnibus Stock Plan at the upcoming annual meeting of stockholders, which will be for our employees, including our named executive officers, and our non-employee directors. The 2011 Plan also includes the stockholder-friendly features described above. See “Approval of the Newfield Exploration Company 2011 Omnibus Stock Plan” beginning on page 59 of this Proxy Statement for a description of the terms of the new plan.

Change of Control Severance Plan and Agreements.  None of our named executive officers has an employment contract; however, we have entered into change of control severance agreements with our named executive officers under our Change of Control Severance Plan. The change of control severance agreements generally provide certain payments to the named executive officers if their employment is terminated during a two or three-year protected period after a change of control (depending on the officer). The agreements provide our named executive officers, whose jobs generally would be at the greatest risk in a change of control, with a greater level of financial security in a change of control. This additional security helps ensure that these officers remain focused on our performance and the continued creation of stockholder value throughout the change of control transaction rather than on the potential uncertainties associated with their own employment. The potential payments to our named executive officers upon a termination of employment or a change of control, as well as other information regarding the change of control definition and other material terms of the agreements, are disclosed under “Potential Payments Upon Termination or Change of Control” beginning on page 51 of this Proxy Statement.

Employee Stock Purchase Plan. In February 2010, the C&MDC and our Board approved an employee stock purchase plan for our employees, including our named executive officers, which the stockholders approved at our 2010 annual meeting. We believe that, by providing our employees with an opportunity to purchase our common stock at a discount through an employee stock purchase plan, we further incent them to work for our continued success. In addition, we believe that executive ownership of our stock helps to align executive interests with our stockholders.

Savings/Deferred Compensation Plans.  Our 401(k) Plan and Deferred Compensation Plan for highly compensated employees allow an eligible executive to defer up to 90% of his or her salary and all of his or her bonus on an annual basis. We believe that providing our 401(k) Plan and Deferred Compensation Plan offers secure and tax-advantaged vehicles for executives to save effectively for retirement and build financial security. We make a matching contribution for up to 8% of the executive’s base salary. Account balances under the 401(k) Plan and the Deferred Compensation Plan can be invested in substantially the same investment options, at the direction of the participant. For additional information regarding our Deferred Compensation Plan, see “Nonqualified Deferred Compensation” beginning on page 50 of this Proxy Statement.

Benefits and Perquisites.  Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. In fiscal 2010, other than relocation assistance for certain executives, the only perquisite provided to our named executive officers was reimbursement for club dues, which we believe encourages the wellness and business development of our executives. For additional information regarding the nature of these benefits, see the All Other Compensation Table in footnote 6 to the Summary Compensation Table on page 44 of this Proxy Statement.

Stock Ownership.  We do not have stock ownership requirements or stock holding guidelines for our executive officers. The C&MDC periodically considers the appropriateness of adopting such guidelines as part of its ongoing comprehensive assessment of our executive compensation programs. All of our executive officers receive a significant amount of their total compensation in the form of grants of long-term incentive awards. Based on beneficial ownership as of March 1, 2011, as set forth under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 15 of this Proxy Statement, and the March 1, 2011 closing price of our common stock, Messrs. Boothby, Rathert, Packer, Dunn and Schneider beneficially own shares of our common stock valued between nine and 33 times their respective base salaries. Our employees and directors are prohibited from trading in any derivatives related to our stock, subject to limited exceptions for long-term “hedging” transactions by our officers and directors that are approved in advance by our Board. None of our officers and directors has entered into hedging transactions involving our stock. In addition, our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

Financial Restatements.  Our Board currently has not adopted a formal policy regarding the effects of a financial restatement on prior awards. The C&MDC is investigating implementing such a policy and expects to adopt a formal policy once final rules related to claw-back policies are adopted by the SEC and the NYSE in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax Deductibility Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers to the extent that the compensation of any of these officers exceeds $1 million in any calendar year. Qualifying performance-based compensation is not subject to the deduction limit. The C&MDC’s primary goal is to design compensation strategies that it believes further the best interests of our Company and our stockholders, and meet the compensation objectives described above. The performance-based restricted stock awards that the C&MDC began granting to executive officers in 2010 are designed to qualify as performance-based compensation for purposes of section 162(m). No other components of our compensation awarded in 2010 currently qualify as performance-based compensation for purposes of section 162(m).

Evaluation Process, Including the Role of Consultants, Peer Comparisons and Officers

The C&MDC oversees the administration of the compensation programs applicable to our employees, including our executive officers. The C&MDC generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year. These decisions include adjustments to base salary, grants of annual incentive bonus and grants of long-term incentive awards. The C&MDC also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes.

Each year for the February Board meeting, our Chief Executive Officer prepares an evaluation of each of the other executive officers, and makes compensation recommendations to the C&MDC. During 2010, the C&MDC retained Hewitt Associates as its consultant through September, then engaged Meridian Compensation Partners LLC as its consultant beginning in October to assist the C&MDC in compensation matters.

Meridian reports exclusively to the C&MDC, which has sole authority to retain any compensation consultant to be used by the C&MDC to assist in the evaluation of compensation for our Chief Executive Officer and other executive officers, as well as our overall executive compensation structure.

Performance Considerations.  We generally take into account the following items of corporate performance in making compensation decisions for our executive officers:

•	our financial and operational performance for the year as compared to our budget and goals, after taking into account industry conditions, and in comparison to our peers;

•	capital efficient growth of oil and natural gas reserves and production as measured against annual goals and objectives;

•	projected future growth through the development of existing projects, the creation and capture of new oil and gas plays and the potential for new transactions;

•	total return to our stockholders as compared to our peers;

•	building for the future of the Company in assets, people and organizational development;

•	leadership and representation of our Company; and

•	contribution to the overall success of our Company.

In assessing a specific executive officer’s impact during the year and his or her overall value to our Company, we generally take into account long-term and current-year performance in the officer’s primary area of responsibility, strategic initiatives, leadership, the officer’s role in succession planning and development, and other intangible qualities that contribute to corporate and individual success. See “Compensation Decisions” below.

Role of Consultants.

Committee Consultant.  The C&MDC’s Consultant (Hewitt, then Meridian in October 2010) assists the C&MDC in developing a competitive total compensation program that is consistent with our philosophy of “goal-oriented pay for performance” and that will allow us to attract, retain and motivate talented executives. The Consultant’s services include providing an annual analysis of the compensation of our top executive officers and their counterparts at peer companies. The analysis consists of a comparison of each element of compensation and a comparison of total compensation, which we consider to include salary, annual cash incentive awards and long-term incentive awards. The Consultant also provides the C&MDC with assistance in the design of compensation and benefit programs and ongoing support with respect to regulatory and other considerations impacting compensation and benefit programs, as requested by the C&MDC. For example, as described above, the C&MDC retained the Consultant to assist with the C&MDC’s in-depth assessment of our compensation programs to help the C&MDC understand alternative compensation structures the Company may want to consider. This assessment extended beyond the traditional elements of total compensation analyzed by Meridian annually and covered broader aspects of executive compensation structure, such as risks associated with different types of compensation, vesting periods for time-based and performance-based equity awards, the structure of change of control and severance benefits and stock ownership guidelines. The Consultant attended or participated in four committee meetings during 2010. Meridian does not provide any other services for our Company.

Management Consultant.  In response to the C&MDC’s request for management to reassess our executive officer compensation programs and recommend improvements, in 2009 and 2010, the Company retained Longnecker & Associates, an executive compensation consulting firm, to assist management. Longnecker’s services included: (i) evaluating the market competitiveness of, and providing recommendations for, the total direct compensation of our executive officers; (ii) reviewing market competitive practices regarding executive stock ownership guidelines; and (iii) providing information, guidance and advice to management on current market trends and human resources best practices with respect to compensation, benefits and perquisites.

Peer Groups.  In November 2009, Hewitt Associates provided an analysis of Newfield’s 2009 compensation relative to prevailing compensation levels at industry peers, considering the relative enterprise value of Newfield among those peers. The C&MDC referenced this analysis in the February 2010 compensation review process where the C&MDC determined 2010 base salaries, the annual incentive cash awards for 2009 performance, and grants of 2010 long-term incentive awards. The peer companies used by Hewitt for the February 2010 analysis were:

November 2009 Hewitt Peer Group

Apache Corporation	Forest Oil Corporation	Pioneer Natural Resources Company
Cabot Oil & Gas Corporation	Murphy Oil Corporation	Plains Exploration & Production Company
Cimarex Energy Co.	Nexen Inc.	Range Resources Corporation
EOG Resources, Inc.	Noble Energy, Inc.	Southwestern Energy Company

The peer group was developed taking into consideration peer company metrics such as asset size and enterprise value, comparability of asset portfolio and the availability of compensation data. The C&MDC reviews the peer group periodically for reasonableness.

As a result of the review process, the C&MDC and Meridian have amended the list over time based on factors that either diminish or improve comparability to Newfield (such as business combinations, divestitures or changes in asset strategy). In Meridian’s November 2010 analysis for purposes of the February 2011 C&MDC review process, Meridian used a revised peer group of companies reflective of domestic independent E&P companies with scopes both larger and smaller than us. The peer companies used by Meridian for the February 2011 analysis by the C&MDC were:

November 2010 Meridian Peer Group

Cabot Oil & Gas Corporation	Noble Energy, Inc.	QEP Resources
Cimarex Energy Co.	Petrohawk Energy Corporation	Range Resources Corporation
Denbury Resources, Inc.	Pioneer Natural Resources Company	Southwestern Energy Company
EXCO Resources, Inc.	Plains Exploration & Production Company	Ultra Petroleum

The Hewitt and Meridian data have provided the primary benchmark reference points in the C&MDC’s evaluation and approval of officer compensation and awards. As a supplemental reference, in November 2010, management provided the C&MDC with a copy of the analysis that Longnecker prepared for management in preparation for the 2011 compensation review. For its analysis, Longnecker used a peer group consisting of the following companies:

November 2010 Longnecker Peer Group

Cabot Oil & Gas Corporation	Noble Energy Inc.	Range Resources Corporation
Cimarex Energy Co.	Petrohawk Energy Corporation	SandRidge Energy, Inc.
Denbury Resources Inc.	Pioneer Natural Resources Company	Southwestern Energy Company
Forest Oil Corporation	Plains Exploration & Production Company	Ultra Petroleum Corporation

Longnecker consulted with management and developed this peer group by screening exploration and production companies primarily based upon market capitalization, competition in capital markets, the geographic location and nature of the assets, the geographic location of the company’s headquarters and company culture.

Although the Longnecker peer group has a tighter range of peer company sizes (based upon revenues, market capitalization and assets), there is overlap between the Longnecker and Meridian peer groups. The two analyses generally yielded similar results, see “Compensation Decisions” below.

Role of the Chief Executive Officer.  Annually, our Chief Executive Officer provides the C&MDC with an evaluation of his performance that is based, in large part, upon the items listed above under “Performance Considerations,” as well as his broader leadership roles as Chairman of our Board of Directors and as our lead representative to the investment community. The C&MDC evaluates our Chief Executive Officer on these and other criteria. The total compensation package for our Chief Executive Officer is determined based on the C&MDC’s evaluation and input from Meridian, and reflects his performance, the performance of our Company and competitive industry practices.

Lee K. Boothby became our President and Chief Executive Officer in May 2009. Mr. Boothby’s incentive compensation award for 2008 and his annual base salary and equity awards for 2009 were determined in February 2009 prior to his promotion, using the same process as described for all other executive officers. In May 2009, in connection with his promotion to Chief Executive Officer, the C&MDC increased Mr. Boothby’s compensation as described below under “Compensation Decisions” below.

Role of Other Executive Officers.  Our Chief Executive Officer makes recommendations to the C&MDC on all compensation actions (other than his own compensation) affecting our executive officers. In developing his recommendation for an executive officer, our Chief Executive Officer considers the self-evaluation prepared by the executive officer, the recommendations of his executive team, input from Longnecker, as well as his own evaluation. Our Chief Executive Officer’s evaluation includes an assessment of the impact that the executive officer has had on our Company during the award year and the executive officer’s overall value to the Company as a senior leader, taking into account the items listed above under “Performance Considerations”.

The C&MDC is provided with our Chief Executive Officer’s evaluation of each officer’s performance and contributions to our Company. Meridian reviews and provides comments to the C&MDC on our Chief Executive Officer’s recommendations. The C&MDC considers the information and recommendations provided by our Chief Executive Officer and Meridian when it establishes base salaries, annual incentive cash awards and grants of long-term incentive awards.

Compensation Decisions

In February 2010, the C&MDC determined the 2010 annual base salaries, the 2010 long-term incentive awards and the annual incentive cash awards for the 2009 performance period for our executive officers. Similarly, in February 2011, the C&MDC determined the 2011 annual base salaries, the 2011 long-term incentive awards and the annual incentive cash awards for the 2010 performance period for our executive officers.

The Hewitt and Meridian analyses for the C&MDC provided valuable data points at both the February 2010 and February 2011 meetings. The consultants’ analyses aided in the C&MDC’s consideration of the level of total compensation for our executive officers, allocations between cash compensation and long-term incentive compensation and the types of long-term incentive awards.

As described above under “Compensation Overview and Objectives,” the C&MDC began a comprehensive analysis of our executive compensation structure in mid-2009 and restructured our executive officers’ compensation beginning in 2010. The C&MDC decided to increase base salaries to a more competitive level, approximating the median for comparable positions at a selected group of peer companies. To determine annual incentive payments for the 2009 and 2010 performance periods, the C&MDC considered performance and the C&MDC’s desire to alter the mix of total annual compensation paid to our executive officers by reducing the percentage of total annual compensation paid to our executive officers in cash. To facilitate the C&MDC’s analysis, the Meridian and Longnecker analyses included data regarding base salary, total cash compensation (base salaries plus cash incentive awards) and total compensation (base salaries plus cash incentive awards plus equity awards).

The executive officers who lead our business units, such as Messrs. Dunn and Schneider, have broad responsibilities for all aspects of the operations in their regional business units. We consider their responsibilities to be similar to those of a chief executive officer or chief operating officer of a smaller company similar in size to our different business units. As a result, we concluded that it was difficult to find comparable positions at peer companies against which to benchmark their compensation. Accordingly, when determining their compensation for 2010, we reviewed compensation data for vice president positions at the Meridian and

Longnecker peer group companies, as well as compensation data for chief executive officers and chief operating officers of a variety of additional smaller energy companies similar in size to our different business units. These additional companies included:

Smaller Company Comparisons

Atlas America, Inc.	Comstock Resources, Inc.	Mariner Energy, Inc.
ATP Oil & Gas Corporation	Concho Resources Inc.	Quicksilver Resources Inc.
Berry Petroleum Company	Continental Resources, Inc.	Stone Energy Corporation
Bill Barrett Corporation	Encore Acquisition Company	Swift Energy Company
Carrizo Oil & Gas, Inc.	Energy Partners, Ltd.	Venoco, Inc.
Clayton Williams Energy, Inc.

However, we did not use the data from the two peer groups or the additional smaller energy companies as a benchmark against which we would set a specific percentile of compensation for Messrs. Dunn and Schneider. Rather, the C&MDC used all of the available information as well as the C&MDC’s knowledge of the broad responsibilities of our individual business unit leaders when making compensation decisions for our business unit leaders (including Messrs. Dunn and Schneider).

Early in 2010, our executives set their corporate goals, which included increasing production between 8% and 12% over 2009, focusing on large domestic resource plays, increasing our investment in oil plays, achieving top quartile share price performance against our peers, and maintaining a strong balance sheet. Despite the adverse economic conditions that continued during 2010, we feel that our Company performed extremely well operationally and financially, and we believe our 50% increase in stock price is reflective of this performance. Specifically, we made the following 2010 corporate achievements:

•	increased total production by over 12% in 2010 as compared to 2009;

•	increased domestic oil production by 30% in 2010 as compared to 2009;

•	increased oil proved reserves by 20% at year-end 2010 as compared to year-end 2009;

•	maintained top quartile business and share price performance against peers, with stock price increasing 50%;

•	maintained capital expenditure levels within cash flow (excluding acquisitions) and upheld our commitment to carefully control our capital expenditures, spending within our 2010 capital budget under the leadership of Messrs. Boothby, Rathert and Packer;

•	successfully assessed major new growth projects and added 700,000 net acres in resources plays over the last 18 months, including finalizing in early 2010 the acquisition of more than 300,000 net acres in southwest Texas in a transaction led by Messrs. Packer and Schneider;

•	achieved record health, safety and environmental results;

•	the S&P upgraded our status to “investment grade”;

•	we were added to the prestigious list of companies that comprise the S&P 500 during the 4th quarter of 2010;

•	reduced our lease operating expenses to an average of $0.87 per Mcfe in 2010, which is especially significant considering that our focus was on oil growth and lifting costs in oil fields are typically higher than in gas fields;

•	issued $700 million in notes, using the proceeds to retire a significant portion of our $175 million of notes due in 2011, finance acquisitions and repay outstanding borrowings under our credit facility; and

•	maintained trajectory of improved teamwork, communications and business results.

In making compensation decisions, the C&MDC specifically considered these factors as well as overall leadership effectiveness during 2010.

A description of the C&MDC’s decisions and analyses relating to 2010 compensation for each compensation element, as well as the C&MDC’s more recent decisions and analyses regarding 2011 compensation, is provided below.

Base Salary.  For 2010 and 2011, the C&MDC generally increased executive bases salaries to be more competitive with salaries for comparable positions within our industry, providing a stable base of competitive cash compensation while rewarding performance through annual cash incentive awards and performance-based equity awards. As mentioned above, the C&MDC made this change from past practice as part of its effort to alter the overall mix of executive compensation. At its February 2010 meeting, the C&MDC increased the annual base salaries for our named executive officers between 2% and 30% compared to 2009 base salaries (30% for Mr. Boothby, 6% for Mr. Rathert, 13% for Mr. Packer, 2% for Mr. Dunn and 6% for Mr. Schneider).

The peer group information reviewed by the C&MDC indicated that the base salaries for Messrs. Boothby, Rathert and Packer were below their peers, especially for Messrs. Boothby and Packer in their first year serving as our Chief Executive Officer and Chief Operating Officer, respectively. The increases in February 2010 brought the base salaries for these three named executive officers closer to (but still below, in the cases of Messrs. Boothby and Packer) the median salaries for comparable positions at peer companies. In addition to the peer group information (and, in the case of Messrs. Dunn and Schneider, the smaller energy company information), the increases also were based on general levels of market salary increases, individual performance and our overall financial and operating results, without any specific relative weight assigned to any of these factors.

At its February 2011 meeting, the C&MDC increased the annual base salaries for our named executive officers between 3.5% and 11.5% compared to 2010 base salaries (11.5% for Mr. Boothby, 3.5% for Mr. Rathert, 5.6% for Mr. Packer, 11.1% for Mr. Dunn and 9.4% for Mr. Schneider). The increases in February 2011 were intended to bring the named executive officers’ base salaries closer to the median, taking into consideration their individual performance as compared to a market benchmark.

Consistent with our pay for performance philosophy, the base salaries for our named executive officers represented between 12% and 18% of their total compensation for 2010, as set forth in the Summary Compensation Table on page 42 of this Proxy Statement.

Annual Incentive Bonus.  As described above under “Compensation Overview and Objectives”, the C&MDC restructured our executive compensation programs beginning in February 2010 and altered the mix of total annual compensation paid to our executive officers, which influenced the size of the cash incentive compensation awards to our executive officers in February 2010 and February 2011. In addition, as part of the restructuring of our executive officers’ compensation, the C&MDC is no longer providing long-term cash awards for our executive officers and long-term incentive awards are being used to balance retention incentives with a strong tie to relative long-term stockholder return. See “Long-term Incentive Awards” below.

The amount of each employee’s annual incentive cash award was based upon the employee’s impact on our 2010 results. The C&MDC established annual incentive cash awards for each of our named executive officers after considering the recommendations of our Chief Executive Officer (with respect to the other named executive officers), Mr. Boothby’s self-evaluation and Meridian’s recommendations.

Annual incentive cash award amounts for our named executive officers represented between 23% and 33% of their total compensation for 2010, as set forth in the Summary Compensation Table on page 42 of this Proxy Statement. The cash incentive compensation awards granted to Messrs. Boothby, Rathert and Packer for the 2010 performance period increased as compared to the 2009 performance period by between 6% and 42% (42% for Mr. Boothby, 7% for Mr. Rathert and 6% for Mr. Packer). Mr. Dunn’s award for the 2010 performance period declined 4% and Mr. Schneider’s award for the 2010 performance period declined 13%. As part of our goal-oriented pay for performance program, executives are graded based on their performance against stated organizational and individual goals. For the 2010 performance year, we had a difference in the delivery of performance against goals both at the organizational, unit and individual level that resulted in a variance of the annual bonus for the named executive officers. In addition, with respect to Messrs. Boothby, Packer and Rathert (whose awards increased), the decisions regarding their awards were made in recognition of the critical roles that they play in the continued growth and strong leadership of the Company. In setting the award for Mr. Boothby, the C&MDC recognized his strong overall corporate leadership in his first full year serving as our Chief Executive Officer, including his success in his roles as a member of our Board of Directors and our lead representative in the investment community.

Long-term Incentive Awards.  Beginning in February 2010, the C&MDC began to alter the mix of compensation for our executive officers by increasing the percentage of total annual compensation provided through long-term incentive awards and to include both time-vesting and performance-based long-term incentive awards. The ratio of time-vesting to performance-based vesting awards varies by officer, based on the officer’s ability to influence overall corporate results, with more senior executive officers’ awards being more heavily weighted toward awards with performance-based vesting. By providing both types of awards each year, the C&MDC feels it will be better able to consistently balance the retention incentive provided by the time-vesting awards with the strong tie to relative long-term stockholder return provided by the performance-based awards.

The February 2010 and February 2011 time-vesting awards vest in three equal annual installments, beginning on the first anniversary of the grant. The February 2010 and 2011 performance-based awards vest, if at all, based on our total stockholder return relative to a peer group. The peer group for the performance-based awards includes the following peer companies (or their successors): Berry Petroleum Corporation, Cabot Oil and Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources Inc., EXCO Resources Inc., Forest Oil Corporation, Noble Energy, Inc., Petrohawk Energy Corporation, Pioneer Natural Resources, Plains Exploration & Production Company, Range Resources Corporation, SandRidge Energy, Southwestern Energy Company, Ultra Petroleum Corp., Whiting Petroleum Corporation, as well as the Dow Jones Industrial Average Index and the S&P 500 Index. Vesting under the 2010 performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015 and vesting under the 2011 performance-based awards has the possibility of occurring monthly from

April 15, 2014 through April 15, 2016, based on our total stockholder return ranking, as measured at the end of each immediately preceding month, as follows:

Ranking Relative to Peers — Percent Earned

Total stockholder return for a particular month means the rate of return (expressed as percentage) achieved with respect to our common stock, the primary common equity security of each other company and index in the peer group if: (1) $100 was invested in each security or index on the last day of March for the applicable grant year, assuming a purchase price equal to the average closing price of the security or index for all of the trading days in March for the applicable grant year; (2) if the record date for any dividend with respect to a particular security occurs during the period beginning March 31 of the applicable grant year and ending on the last day of the determination month, such dividend was reinvested in the security as of the record date for the dividend (using the closing price of the security on the record date); and (3) the valuation of such security or index at the end of the determination month is based on the average closing price for all of the trading days in the determination month. In view of the competitive conditions in our industry, all restricted stock unit awards continue to contain qualified retirement vesting provisions that are conditioned upon the signing of a non-compete agreement and providing a specific amount of advance notice before retirement to allow adequate time for a smooth transition.

For more information regarding the terms of the 2010 awards, as well as the fair value of the 2010 awards on their grant date, see “Grants of Plan-Based Equity Awards in 2010” beginning on page 44 of this Proxy Statement.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (referred to as our “named executive officers”) for the years ended December 31, 2010, 2009 and 2008.

							Nonqualified
							Deferred
			Bonus(1)(2)		Stock	Option	Compensation	All Other
		Salary(1)	Current	Long-Term	Awards(3)	Awards(4)	Earnings(5)	Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Lee K. Boothby	2010	$626,923	$1,700,000	—	$2,794,038	—	$16,233	$29,539	$5,166,733
Chairman of the Board,	2009	439,018	1,200,000	—	2,035,256	—	19,428	223,722	3,917,424
President and Chief	2008	320,833	400,000	$800,000	484,450	$489,000	4,719	56,611	2,555,613
Executive Officer(7)
Terry W. Rathert	2010	$421,154	$800,000	—	$1,796,527	—	$16,377	$42,433	$3,076,491
Executive Vice President	2009	373,866	750,000	—	653,856	—	19,763	41,406	1,838,891
and Chief Financial	2008	319,833	400,000	$800,000	1,090,013	—	5,402	36,678	2,651,926
Officer(8)
Gary D. Packer	2010	$442,308	$900,000	—	$1,955,926	—	$13,638	$51,061	$3,362,933
Executive Vice President	2009	352,957	850,000	—	1,620,836	—	16,360	271,957	3,112,110
and Chief Operating	2008	258,333	335,000	$665,000	847,788	$407,500	4,167	28,614	2,546,402
Officer(9)
George T. Dunn	2010	$269,231	$360,000	—	$814,124	—	$10,729	$28,593	$1,482,677
Vice President — Mid-	2009	265,002	375,000	—	467,040	—	12,887	89,918	1,209,847
Continent	2008	260,333	264,000	$536,000	339,115	$293,400	3,179	59,181	1,755,208
William D. Schneider	2010	$262,692	$325,000	—	$814,124	—	$11,189	$29,254	$1,442,259
Vice President — Gulf of	2009	250,002	375,000	—	373,632	—	13,656	29,558	1,041,848
Mexico and	2008	245,833	264,000	$536,000	581,340	—	4,044	27,356	1,658,573
International(10)

(1)	See “Compensation Discussion and Analysis — Compensation Decisions” beginning on page 37 of this Proxy Statement for an explanation of the amount of salary and bonus in proportion to total compensation.

(2)	The amounts shown reflect annual incentive cash compensation awards made in February 2011, 2010 and 2009, based upon performance in 2010, 2009 and 2008, respectively. Long-term awards awarded for 2008 are paid in four annual installments, with each installment consisting of 25% of the award plus interest. See “Compensation Discussion and Analysis — Compensation Decisions — Annual Incentive Bonus” beginning on page 39 of this Proxy Statement.

(3)	The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock and restricted stock units awarded in 2010, 2009 and 2008, respectively, computed in accordance with applicable accounting guidance, as required by SEC regulations. Amounts shown for 2008 have been recalculated in accordance with SEC regulations and, therefore, differ from amounts reported in 2008.

During 2010, the named executive officers received annual grants of restricted stock that vest based on performance, which are considered market-based awards under the accounting guidance. For these market-based awards of restricted stock that vest based on performance, the grant date fair value was determined in accordance with stock-based accounting rules and the fair market value per share was $40.09.

In addition, during 2010, 2009 and 2008, the named executive officers received annual grants of time-vested restricted stock or restricted stock units. Messrs. Boothby and Packer received grants of time-vested restricted stock units in May 2009 in connection with their 2009 promotions. For the time-vested restricted stock and restricted stock unit awards, the grant date fair value is based on the mean of the high and low sales prices of our common stock on the date of grant.

For assumptions made in the valuation, see also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. See also “Compensation Discussion and Analysis — Compensation Decisions — Long-term Incentive Awards” beginning on page 40, “Grants of Plan-Based Equity Awards in 2010” beginning on page 44 and “Outstanding Equity Awards at December 31, 2010” beginning on page 46 for a description of the awards.

(4)	The amounts shown in the Option Awards column for 2008 reflect the full grant date fair value of stock options awarded in 2008, computed in accordance with applicable accounting guidance, as required by

SEC regulations. The amounts shown for 2008 have been recalculated in accordance with the SEC regulations and, therefore, differ from amounts reported in 2008. Stock options were not awarded in 2010 or 2009. Accordingly, no amounts are reported in the Option Awards column for those years.

The fair value of each option award in 2008 was estimated, based on several assumptions, on the date of grant using a Black-Scholes option valuation model. The fair value and assumptions used for the stock options awarded in 2008 are shown below:

Fair value per share of options granted	$16.30
Fair value assumptions:
Dividend yield	None
Expected volatility	31.70%
Risk-free interest rate	2.83%
Expected term, in years	5.2

For assumptions made in the valuation, see also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

(5)	Reflects above-market interest (as defined in SEC regulations) earned in 2010, 2009 and 2008 on long-term cash awards under our 2003 Incentive Compensation Plan. See “Nonqualified Deferred Compensation” beginning on page 50 for a description of the 2003 Incentive Compensation Plan.

(6)	For 2010, the All Other Compensation column reflects:

• the amount we contributed under our Deferred Compensation Plan or our 401(k) Plan as a matching contribution for the benefit of each named executive officer;

• the compensation cost computed in accordance with applicable accounting guidance attributable to each named executive officer’s participation in our employee stock purchase plan;

• club dues paid by us;

• premiums we paid with respect to term life insurance for the benefit of each named executive officer; and

• expenses paid in connection with officer relocations.

See the All Other Compensation Table below for more information regarding these items for 2010.

In October 2007, Mr. Boothby was promoted to Senior Vice President — Acquisitions and Business Development and relocated to our corporate headquarters in Houston, Texas, and Mr. Dunn was promoted to Vice President — Mid-Continent and relocated to our office in Tulsa, Oklahoma. In May 2009, Mr. Packer was promoted to Executive Vice President and Chief Operating Officer and relocated to our corporate headquarters in Houston, Texas. During 2009 and 2010, we paid certain expenses in connection with these officer relocations. We engaged a relocation service to purchase and sell Mr. Boothby’s home in Oklahoma. The relocation service purchased Mr. Boothby’s home in Oklahoma in January 2008 and sold the home to a third party in January 2009, resulting in a loss to us of $196,234 on the sale of the home. With respect to Messrs. Dunn and Packer, we paid $59,100 and $233,695, respectively, in 2009 in connection with their relocations, which represents housing and car rental expenses and related allowances. In addition, we paid $7,265 in 2010 in connection with Mr. Packer’s relocation.

In addition, Newfield maintains season tickets to various sporting events, which primarily are used for business purposes. However, to the extent that such tickets are not required for business purposes, all Newfield employees, including the named executive officers, are permitted to use the tickets. There is no incremental cost to Newfield associated with any personal use of these tickets.

All Other Compensation Table

	Matching	Employee Stock			Expenses in
	401(k) or	Purchase Plan			Connection
	Deferral Plan	Compensation		Life	with
	Contribution	Cost	Club	Insurance	Relocation	Total
Name	($)	($)	Dues ($)	Premiums ($)	($)	($)

Mr. Boothby	$16,500	$6,671	$6,098	$270	—	$29,539
Mr. Rathert	$33,692	$6,687	$1,784	$270	—	$42,433
Mr. Packer	$35,385	$6,671	$1,470	$270	$7,265	$51,061
Mr. Dunn	$19,781	$6,790	$1,752	$270	—	$28,593
Mr. Schneider	$21,015	$6,793	$1,176	$270	—	$29,254

(7)	Mr. Boothby was promoted to President on February 5, 2009 and to the additional role of Chief Executive Officer on May 7, 2009. The summary compensation information presented above includes compensation paid to Mr. Boothby in those capacities from the indicated dates, and in his capacity as Senior Vice President — Acquisitions and Business Development from October 1, 2007 until February 5, 2009. Mr. Boothby also became Chairman of the Board effective May 7, 2010; however, he is not compensated for his service on the Board.

(8)	The summary compensation information presented above includes compensation paid to Mr. Rathert in his capacity as Executive Vice President and Chief Financial Officer since May 7, 2009, as Senior Vice President and Chief Financial Officer from May 1, 2008 until May 7, 2009 and in his capacity as Senior Vice President, Chief Financial Officer and Secretary prior thereto.

(9)	Mr. Packer was promoted to the position of Executive Vice President and Chief Operating Officer on May 7, 2009. The summary compensation information presented above includes compensation paid to Mr. Packer in that capacity since May 7, 2009 and in his capacity as Vice President — Rocky Mountains prior thereto.

(10)	The summary compensation information presented above includes compensation paid to Mr. Schneider in his capacity as Vice President — Onshore Gulf Coast and International from December 9, 2008 until December 31, 2010 and in his capacity as Vice President — International prior thereto. Effective February 15, 2011, Mr. Schneider became Vice President — Gulf of Mexico and International.

Grants of Plan-Based Equity Awards in 2010

The following table contains information about grants of plan-based restricted stock and restricted stock units to our named executive officers during 2010.

						All Other
						Stock Awards:
			Estimated Future Payouts Under			Number of	Grant Date
			Equity Incentive Plan Awards(2)			Shares of	Fair Value of
		Grant	Threshold	Target	Maximum	Stock or	Stock
Name		Date	# Shares	# Shares	# Shares	Units (#)	Awards(3) ($)

Mr. Boothby	(1)	02/04/10				27,900	$1,398,906
	(2)	02/04/10	8,700	34,800	34,800		1,395,132
Mr. Rathert	(1)	02/04/10				18,000	$902,520
	(2)	02/04/10	5,575	22,300	22,300		894,007
Mr. Packer	(1)	02/04/10				19,500	$977,730
	(2)	02/04/10	6,100	24,400	24,400		978,196
Mr. Dunn	(1)	02/04/10				10,800	$541,512
	(2)	02/04/10	1,700	6,800	6,800		272,612
Mr. Schneider	(1)	02/04/10				10,800	$541,512
	(2)	02/04/10	1,700	6,800	6,800		272,612

(1)	Reflects time-vested restricted stock units awarded under our 2009 Omnibus Stock Plan.

(2)	Reflects the estimated future payout of restricted stock units awarded under our 2009 Omnibus Stock Plan that vest based on performance. Named executive officers may earn from 0% to 100% of the targeted award based on the Company’s relative total stockholder return performance over a specified period. The minimum threshold is based upon the lowest earned amount of 25% based on the payout scale described on page 41, although the minimum payout is zero. The target and maximum payouts are based upon the highest earned amount of 100% based on the payout scale described on page 41.

(3)	Reflects the full grant date fair value of the equity awards computed in accordance with applicable accounting guidance. For assumptions made in the valuation, see also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC and see “Summary Compensation Table” beginning on page 42 of this Proxy Statement.

The time-vested restricted stock granted to Messrs. Boothby, Rathert, Packer, Dunn and Schneider in February 2010 vests, subject to continuous employment, in three equal annual installments beginning on the second anniversary of the grant date. Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our 2009 Omnibus Stock Plan), all of the restricted stock will vest. In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of the retirement, signing a non-compete agreement until age 62. See also “Potential Payments Upon Termination or Change of Control” beginning on page 51 of this Proxy Statement.

The February 2010 performance-based awards vest, if at all, based on our total stockholder return relative to a peer group. Vesting of these 2010 performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015. For details on the performance vesting requirements, see “Compensation Discussion & Analysis — Compensation Decisions” on page 37 of this Proxy Statement.

Outstanding Equity Awards at December 31, 2010

The following table contains information about our named executive officers’ outstanding equity awards at December 31, 2010.

		Option Awards						Stock Awards
		Number of Securities
		Underlying Unexercised
		Options(#)
											Equity
											Incentive Plan		Equity Incentive
											Awards:		Plan Awards:
								Number of			Number of		Market Value
								Shares of		Market Value	Unearned		of Unearned
								Stock or		of Shares of	Shares, Units		Shares, Units or
						Option	Option	Units That		Stock or Units	or Other Rights		Other Rights
	Grant					Exercise	Expiration	have not		That have not	That have not		That have not
Name	Date	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested(1) ($)	Vested(2) (#)		Vested(1) ($)

Mr. Boothby	02/12/03	—		—		—	—	16,001	(3)	$1,153,832	—		—
	02/14/07	—		—		—	—	2,779	(4)	200,394	—		—
	02/07/08	12,000	(5)	18,000	(5)	$48.45	02/07/18	6,667	(6)	480,757	—		—
	02/04/09	—		—		—	—	33,600	(7)	2,422,896	—		—
	05/07/09	—		—		—	—	40,000	(8)	2,884,400	—		—
	02/04/10	—		—		—	—	27,900	(9)	2,011,869	34,800	(10)	$2,509,428
Mr. Rathert	02/07/02	10,000		—		$16.87	02/07/12	—		—	—		—
	11/26/02	20,000		—		17.84	11/26/12	—		—	—		—
	02/12/03	—		—		—	—	40,001	(3)	$2,884,472	—		—
	02/14/07	—		—		—	—	2,500	(4)	180,275	—		—
	02/07/08	—		—		—	—	15,000	(6)	1,081,650	—		—
	02/04/09	—		—		—	—	33,600	(7)	2,422,896	—		—
	02/04/10	—		—		—	—	18,000	(9)	1,297,053	22,300	(10)	$1,608,053
Mr. Packer	02/12/03	—		—		—	—	20,001	(3)	$1,442,272	—		—
	02/14/07	—		—		—	—	1,667	(4)	120,207	—		—
	02/07/08	10,000	(5)	15,000	(5)	$48.45	02/07/18	11,667	(6)	841,307	—		—
	02/04/09	—		—		—	—	33,600	(7)	2,422,896	—		—
	05/07/09	—		—		—	—	28,000	(8)	2,019,080	—		—
	02/04/10	—		—		—	—	19,500	(9)	1,406,145	24,400	(10)	$1,759,484
Mr. Dunn	02/12/03	—		—		—	—	20,001	(3)	$1,442,272	—		—
	02/14/07	—		—		—	—	1,667	(4)	120,207	—		—
	02/07/08	7,200	(5)	10,800	(5)	$48.45	02/07/18	4,667	(6)	336,537	—		—
	02/04/09	—		—		—	—	24,000	(7)	1,730,640	—		—
	02/04/10	—		—		—	—	10,800	(9)	778,788	6,800	(10)	$490,348
Mr. Schneider	02/12/03	—		—		—	—	20,001	(3)	$1,442,272	—		—
	02/14/07	—		—		—	—	1,667	(4)	120,207	—		—
	02/07/08	—		—		—	—	8,000	(6)	576,880	—		—
	02/04/09	—		—		—	—	19,200	(7)	1,384,512	—		—
	02/04/10	—		—		—	—	10,800	(9)	778,788	6,800	(10)	$490,348

(1)	Calculated by multiplying the number of shares of restricted stock or restricted stock units that have not vested by the closing price of our common stock on the NYSE on December 31, 2010 of $72.11.

(2)	Reflects the maximum number of shares of restricted stock covered by each award.

(3)	Reflects shares of restricted stock that were awarded on February 12, 2003 under our 2000 Omnibus Stock Plan. Mr. Rathert was awarded 60,000 shares, Mr. Boothby was awarded 24,000 shares, and Messrs. Packer and Dunn each were awarded 30,000 shares. The restricted stock vests on January 31, 2012. However, the restricted stock may vest earlier, in accordance with the schedule listed below. With respect to the measurement period ended January 31, 2006, 33 1/3% of the restricted stock vested. No restricted stock vested with respect to the measurement periods ended January 31, 2007, January 31, 2008, January 31, 2009 or January 31, 2010. With respect to the measurement period ended January 31, 2011, 50% of the restricted stock remaining outstanding vested. Upon death, disability or a change of control (as defined in our 2000 Omnibus Stock Plan), the restricted stock will vest and become nonforfeitable.

		Percentage of
		Restricted Shares
		Remaining Unvested
Measurement period	TSR Rank	That Vest

36 Months Ending January 31, 2006	Top 25%	100%
	Top 33 1/3%	50%
	Top 50%	33 1/3%
	50% or Below	0%
48 Months Ending January 31, 2007	Top 25%	100%
	Top 33 1/3%	80%
	Top 50%	50%
	50% or Below	0%
60 Months Ending January 31, 2008	Top 25%	100%
72 Months Ending January 31, 2009	Top 33 1/3%	100%
90 Months Ending January 31, 2010	Top 50%	50%
102 Months Ending January 31, 2011	50% or Below	0%

“TSR Rank” means the result (expressed as a percentage) obtained by dividing (a) our rank from one, to one plus the number of Qualified Peer Companies for the relevant measurement period set forth in the schedule above, with us and each such other company ranked from best to worst based on each such company’s Total Stockholder Return for such measurement period by (b) one greater than the number of Qualified Peer Companies for such measurement period.

“Total Stockholder Return” for a particular measurement period means the rate of return (expressed as a percentage) achieved with respect to our common stock and the common stock of each Qualified Peer Company for such measurement period if (a) $100 were invested in the common stock of each such company at the beginning of such measurement period based on the closing price of the applicable common stock on January 31, 2003, (b) all dividends declared with respect to a particular common stock during such measurement period were reinvested in such common stock as of the payment date using the closing price on such date and (c) the per share valuation of such common stock at the end of such measurement period equaled the closing price on the last trading day occurring on or before the last January 31 of such measurement period.

“Qualified Peer Company” means each company included in the Initial Peer Group that (a) has been listed or traded on a national securities exchange or the NASDAQ National Market (or any successor thereto) throughout the relevant measurement period and (b) has not at any time during the relevant measurement period had a significant change in its capital structure or ownership as a result of a merger, consolidation, recapitalization, reorganization or similar transaction such that, in the discretion of the Compensation & Management Development Committee of our Board, such company should no longer be considered as one of our peers. The following companies no longer meet the definition of a “Qualified Peer Company”: Pogo Producing Company; The Houston Exploration Company; Westport Resources Corporation; Tom Brown Inc.; Kerr-McGee Corporation; and Burlington Resources Inc.

“Initial Peer Group” means the following companies and their successors: Pogo Producing Company; Noble Energy, Inc.; The Houston Exploration Company; Stone Energy Corporation; XTO Energy Inc.; Westport Resources Corporation; Cabot Oil & Gas Corporation; EOG Resources, Inc.; Forest Oil Corporation; Chesapeake Energy Corporation; Swift Energy Company; St. Mary Land & Exploration Company; Pioneer Natural Resources Company; Tom Brown Inc.; Kerr-McGee Corporation; Apache Corporation; Burlington Resources Inc.; Anadarko Petroleum Corporation; Devon Energy Corporation; Murphy Oil Corporation; and any other companies designated by the Compensation & Management Development Committee from time to time.

(4)	Reflects time-vested restricted stock units that were awarded to the named executive officers on February 14, 2007 that vest, subject to continuous employment, in three equal annual installments beginning on the second anniversary of the grant date. The first third vested on February 14, 2009, the second third vested on February 14, 2010 and the table reflects the remaining one-third of the restricted stock units granted in February 2007. The restricted stock and restricted stock units will vest upon death or disability and the restricted stock units also will vest if the executive’s employment with us is terminated by reason of a qualified retirement (as defined in the award agreements). In addition, upon a change of control (as defined in our 2004 Omnibus Stock Plan), all of the restricted stock units and shares of restricted stock will vest.

(5)	Reflects stock options that were awarded to the named executive officers on February 7, 2008. All of the stock options were granted under our 2000 Omnibus Stock Plan. Subject to continuous employment, the stock options granted to Messrs. Boothby, Packer and Dunn in February 2008 vest in five equal annual installments beginning on the first anniversary of the grant date. If their employment with us is terminated due to death or disability, the options may be exercised in full for one year after the termination, after which time the options will terminate. If they terminate their respective employment with us voluntarily or if employment is terminated involuntarily for cause (as defined in the award agreement), the options will terminate immediately and not be exercisable. Subject to earlier termination or expiration, if their respective employment with us terminates involuntarily other than for cause, the vested portion of the option may be exercised for 90 days after the termination (or for one year after death if the employee dies during the 90-day period). Pursuant to the terms of the 2000 Omnibus Stock Plan, their stock options will vest in full upon a change of control.

(6)	Reflects time-vested restricted stock units that were awarded to the named executive officers on February 7, 2008 under our 2007 Omnibus Stock Plan. Subject to continuous employment, the restricted stock units vest in three equal annual installments beginning on the second anniversary of the grant date. The restricted stock units will vest upon death, disability or change of control (as defined in our 2007 Omnibus Stock Plan). In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest. The pro rata portion that will vest is determined by multiplying the number of restricted stock units granted by the fraction that results from dividing (1) the number of days elapsed since the grant date by (2) the number of days from the grant date until the fourth anniversary of the grant date.

(7)	Reflects time-vested restricted stock that was awarded to Messrs. Boothby, Rathert, Packer, Dunn and Schneider on February 4, 2009 under our 2004 Omnibus Stock Plan. Subject to continuous employment, the time-vested restricted stock units vest in three equal annual installments beginning on the second anniversary of the grant date. Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our 2004 Omnibus Stock Plan), all of the restricted stock will vest. If the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of the retirement, signing a non-compete agreement until age 62.

(8)	Reflects time-vested restricted stock units that were awarded to Messrs. Boothby and Packer on May 7, 2009 under our 2009 Omnibus Stock Plan in connection with their promotions. Subject to continuous employment, these time-vested restricted stock units vest in three equal annual installments beginning on the third anniversary of the grant date. Generally, upon death, disability (as defined in and subject to the conditions contained in the award agreement) or a change of control (as defined in our 2009 omnibus stock plan and subject to the conditions contained in the award agreement), all of the restricted stock units will vest. In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of restricted stock units with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of retirement, signing a non-compete agreement until age 62.

(9)	Reflects time-vested restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer, Dunn and Schneider on February 4, 2010 under our 2009 Omnibus Stock Plan. See “Grants of Plan-Based Equity Awards in 2010” above for the terms of these awards.

(10)	Reflects performance-based restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer, Dunn and Schneider on February 4, 2010 under our 2009 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group. Vesting of these 2010 performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015. For details on the performance vesting requirements, see “Compensation Discussion & Analysis — Compensation Decisions” on page 37 of this Proxy Statement.

Option Exercises and Stock Awards Vested in 2010

The following table contains information regarding the exercise of stock options by our named executive officers during 2010 and the vesting during 2010 of restricted stock and restricted stock units previously granted to our named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise(1) (#)	Exercise(2) ($)	Vesting(3) (#)	Vesting(4) ($)

Mr. Boothby	—	—	63,110	$3,324,031
Mr. Rathert	40,000	$1,440,514	67,500	$3,446,650
Mr. Packer	38,000	$1,651,095	42,500	$2,168,922
Mr. Dunn	—	—	49,000	$2,581,604
Mr. Schneider	12,500	$464,759	40,667	$2,079,095

(1)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(2)	Represents the value of the exercised options, calculated by multiplying (a) the number of shares to which the option exercise related by (b) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(3)	Represents the gross number of shares acquired upon vesting of restricted stock or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.

(4)	Represents the value of the vested restricted stock or restricted stock units, calculated by multiplying (a) the number of vested shares of restricted stock or restricted stock units by (b) the mean of the high and low sales prices of our common stock on the vesting date or, if the vesting date is not a trading day on the NYSE, the previous trading day.

Nonqualified Deferred Compensation

The following table contains information about our named executive officers’ nonqualified deferred compensation at December 31, 2010.

						Aggregate
		Executive	Registrant	Aggregate	Aggregate	Balance at
		Contributions in	Contributions in	Earnings	Withdrawals/	December 31,
Name		2010(1) ($)	2010(2) ($)	in 2010 ($)	Distributions(3) ($)	2010 ($)

Mr. Boothby	(4)	—	—	$60,159	$579,962	$603,909
	(5)	$180,000	—	21,367	—	709,914
Mr. Rathert	(4)	—	—	$61,253	$86,869	$617,503
	(5)	$337,994	$17,192	275,482	—	1,863,407
Mr. Packer	(4)	—	—	$49,229	$439,654	$519,229
	(5)	$18,885	$18,885	12,941	—	117,387
Mr. Dunn	(4)	—	—	$37,830	$345,758	$393,330
	(5)	$5,038	$5,038	6,873	—	60,937
Mr. Schneider	(4)	—	—	$42,145	$389,453	$435,145
	(5)	$4,515	$4,515	11,540	—	99,904

(1)	All amounts are included in the Salary or Current Bonus columns for 2010 in the Summary Compensation Table.

(2)	Reflects amounts that we contributed under our Deferred Compensation Plan as a matching contribution for the benefit of each named executive officer. These amounts are included in the All Other Compensation column for 2010 in the Summary Compensation Table.

(3)	All amounts reflect regularly scheduled installments of previous long-term cash awards pursuant to our 2003 Incentive Compensation Plan.

(4)	Reflects long-term cash awards under our 2003 Incentive Compensation Plan. Of the amounts shown in the Aggregate Earnings in 2010 column, $16,233, $16,377, $13,638, $10,729 and $11,189 also are reported for Messrs. Boothby, Rathert, Packer, Dunn and Schneider, respectively, as above-market interest (as defined in SEC regulations) in the Nonqualified Deferred Compensation Earnings column for 2010 in the Summary Compensation Table. Of the amounts shown in the Aggregate Balance at December 31, 2010 column, $559,983, $572,627, $483,638, $668,012 and $743,781 for Messrs. Boothby, Rathert, Packer, Dunn and Schneider, respectively, also were included in the Summary Compensation Table for 2010 and prior years.

(5)	Reflects amounts relating to our Deferred Compensation Plan. Of the amounts shown in the Aggregate Balance at December 31, 2010 column, $682,767, $1,746,829, $114,280, $59,229 and $82,775 for Messrs. Boothby, Rathert, Packer, Dunn and Schneider, respectively, also were included in the Summary Compensation Table for 2010 and prior years.

2011 Annual Incentive Plan.  In November 2010, our Board of Directors, with the recommendation of the C&MDC, approved a new annual cash incentive compensation plan for all employees, the 2011 Annual Incentive Plan. Under the 2011 Annual Incentive Plan, the C&MDC determines the annual award pool for all employees (other than the executives) based upon a number of factors, including the Company’s performance against stated performance goals and in comparison with peer companies in our industry. All employees are eligible if employed on October 1 and December 31 of the performance period. Annual incentive bonus for the 2010 performance period for all non-executive employees were granted pursuant to the 2011 Annual Incentive Plan.

2003 Incentive Compensation Plan.  Our 2003 Incentive Compensation Plan provided for the creation each calendar year of an award pool that generally was equal to 5% of our adjusted net income (as defined in the plan) plus forfeitures of prior period awards. Awards were paid in cash and typically consisted of both a current and a long-term portion. Long-term cash awards were paid in four annual installments, each installment consisting of 25% of the award plus interest. Long-term cash awards accrued interest at a rate of

6% per year. Generally, employees were entitled to an installment of a long-term award only if they remained employed by us through the date of payment of the installment. If employment is terminated due to a qualified retirement (as defined in the plan), however, the employee will be entitled to continue to receive regular installments of his or her outstanding long-term cash awards. Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider are entitled to regular installments of their respective long-term cash awards regardless of their employment status with us unless they are terminated for cause (as defined in the plan). If an employee dies or experiences a permanent disability (as defined in the plan), the full amount remaining of any long-term awards, plus interest, will be paid to the employee or his or her estate, as applicable, 90 days after the event. Upon a change of control, employees will be paid their outstanding long-term awards, plus interest, at the time of the change of control. See “Potential Payments Upon Termination or Change of Control” below. The 2003 Incentive Compensation Plan was terminated in connection with the approval of the 2011 Annual Incentive Plan; provided, however, that any awards outstanding under the 2003 Incentive Compensation Plan continue to be effective and outstanding.

Deferred Compensation Plan.  Our Deferred Compensation Plan allows an eligible employee to defer up to 90% of his or her salary and all of his or her bonus on an annual basis. We make a matching contribution for up to 8% of the employee’s salary. Our contribution with respect to any particular employee under the Deferred Compensation Plan is reduced to the extent that we make contributions to our 401(k) Plan on behalf of that employee. Effective January 1, 2007, we established an irrevocable rabbi trust to hold employee account balances under our Deferred Compensation Plan. Employee account balances reflect investments, at the direction of each employee, in substantially the same investment alternatives, including (as of November 6, 2008) our common stock, as are available under our 401(k) Plan. Accordingly, earnings on account balances are based upon the market returns on the investment alternatives selected by the employee participants. Payments must begin at separation from service; however, officers must generally wait six months after separation from service for distributions to begin. Upon separation from service, payments will be made in accordance with the participant’s elections. Distributions due to financial hardship, as determined by the plan committee (as defined in the plan) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change of control, the Compensation & Management Development Committee has the authority to terminate the plan within the 30 days preceding or 12 months after a change of control and, in the event of such a termination, each participant’s account will be distributed within 12 months of the termination. See “Potential Payments Upon Termination or Change of Control” below.

Potential Payments Upon Termination or Change of Control

This section describes the potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our named executive officers.

Change of Control Severance Agreements.  None of our named executive officers have employment contracts; however, we have entered into change of control severance agreements with our named executive officers. The agreements have an initial term of either two or three years (depending on the officer), with automatic daily extensions unless our Board takes action to cease the automatic extensions. The agreements currently are in the extension periods and will remain in effect for either two or three years (depending on the officer) after the Board provides the officer notice of termination of his agreement. The agreements generally provide for a severance protection period that begins on the date of a change of control of our Company and ends on either the second or third anniversary of that date, depending on the officer (certain circumstances may cause an extension of the period). During the protected period, if the executive’s employment is terminated by us without cause or by the executive for good reason, the agreements provide for the following severance benefits:

•	a lump sum cash payment equal to either two or three times the sum of (a) the greater of the executive’s base salary prior to the change of control or at any time thereafter and (b) one-half of the greater of the executive’s cash bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment;

•	full vesting of restricted stock, restricted stock units and stock options (vesting of restricted stock, restricted stock units and stock options also is covered under our omnibus stock plans);

•	health coverage at active benefit levels for either two or three years (health benefits are to be offset by any health benefits the executive receives from subsequent employment and a cash payment may be made by us in lieu of providing coverage if the executive is not eligible for the coverage or if the health benefits provided would be taxable to the executive); and

•	outplacement services for either two or three years (or until the executive begins full-time employment with a new employer, if earlier) in an amount not exceeding $30,000.

If the executive is terminated by us for failure to perform the executive’s duties for at least 180 days due to physical or mental illness, the severance benefits do not apply.

A “change of control” means:

•	we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary);

•	the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock;

•	we sell, lease or exchange all or substantially all of our assets;

•	we are to be dissolved and liquidated;

•	any person acquires ownership or control (including the power to vote) of more than 50% of the shares of our voting stock (based upon voting power); or

•	as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

However, a change of control does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that were wholly owned by us immediately prior to the event.

“Good reason” means:

•	a material reduction in the executive’s authority, duties, titles, status or responsibilities or the assignment to the executive of duties or responsibilities inconsistent in any material respect from those previously in effect;

•	any reduction in the executive’s base salary;

•	any failure to provide the executive with a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the executive’s base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (current and long-term) awarded to the executive for the two most recent years ending prior to the change of control;

•	we fail to obtain a written agreement from any successor to assume and perform the agreements; or

•	relocation of our principal executive offices by more than 50 miles or the executive is based at any office other than our principal executive offices.

“Cause” means:

•	willful and continued failure to substantially perform duties;

•	conviction of or plea of nolo contendre to a felony or a misdemeanor involving moral turpitude;

•	willful engagement in gross misconduct materially and demonstrably injurious to us;

•	material violation of any of our material policies; or

•	the executive is the subject of an order obtained or issued by the SEC for any securities violation involving fraud.

If the payment of benefits under the agreement or otherwise results in the executive being subject to parachute payment excise taxes, we must make an additional payment to the executive in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no parachute payment excise taxes had been imposed. Receipt of benefits under the agreement (other than the vesting of stock awards) is subject to the executive’s execution of a comprehensive release, which contains non-disparagement provisions and a confidentiality agreement. If a dispute arises, the agreement provides for binding arbitration at our expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).

Omnibus Stock Plans.  Under our 2000, 2004, 2007 and 2009 Omnibus Stock Plans, stock options will fully vest and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable upon a change of control (as defined in the plans). For purposes of the 2000, 2004, 2007 and 2009 Omnibus Stock Plans, the definition of change of control is substantially the same as the definition under the change of control severance agreements described above.

In the case of death or disability, stock options will fully vest and remain exercisable for one year, and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable.

Subject to earlier termination or expiration, in the case of a termination of employment by us other than for cause (as defined in the award agreements), stock options generally will remain exercisable for three months after the termination to the extent then exercisable. The definitions of cause in the award agreements are comparable to the definition under the change of control severance agreements described above. In the case of the stock options granted in 2000, 2001 and 2002, if employment is terminated voluntarily by the employee with our prior written consent, the stock options also will remain exercisable for three months after the termination to the extent then exercisable.

In the case of any other termination, unexercised stock options and unvested shares of restricted stock and restricted stock units will be forfeited except as described below in the case of a qualified retirement (as defined in the award agreements). None of our named executive officer’s are eligible for “qualified retirement” under the equity awards.

2003 Incentive Compensation Plan.  Except as described below, under the 2003 Incentive Compensation Plan, the named executive officers forfeit unpaid installments of long-term cash awards upon termination of employment. Unpaid installments of long-term cash awards will fully vest and the named executive officers will be paid their aggregate balance in our 2003 Incentive Compensation Plan upon such a change of control (as defined in the plan). The definition of change of control under the 2003 Incentive Compensation Plan is substantially the same as the definition under the change of control severance agreements described above. Upon death or disability, the aggregate balance under the plan will be paid in a lump sum. The named executive officers are entitled to continue to receive regular installments of their outstanding long-term cash awards if employment is terminated due to a qualified retirement (defined as being at least age 55, with ten years of continuous service or service credit and providing at least six months prior written notice to our Board). Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider are entitled to regular installments of their respective long-term cash awards regardless of their employment status with us unless they are terminated for cause (as defined in the plan). The definition of cause is comparable to the definition under the change of control severance agreements described above. See “Nonqualified Deferred Compensation” beginning on page 50 of this Proxy Statement.

Deferred Compensation Plan.  Upon termination of employment with us, our named executive officers are entitled to full payment of their balances in our Deferred Compensation Plan. See “Nonqualified Deferred Compensation” beginning on page 50 of this Proxy Statement.

Post-Employment Tables.  The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of the named executive officers. The following tables generally do not include amounts payable pursuant to plans that are available generally to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. There would be no amounts payable or benefits due to enhancements in connection with (1) an involuntary termination for cause, (2) an involuntary termination not for cause or (3) a voluntary termination of a non-retirement eligible executive. Accordingly, no amounts are shown for those scenarios. The actual amounts to be paid out in any scenario can only be determined at the time of such executive officer’s separation from Newfield.

The following assumptions apply to the tables:

•	For all scenarios, the trigger event is assumed to be December 31, 2010.

•	“Cash Severance Payment” only includes the cash payment based on base salary and bonus, as described under “Change of Control Severance Agreements” above. All other amounts and adjustments mandated by the change of control severance agreements are shown in connection with the associated other benefits included in the tables.

•	Vested stock options, restricted stock and restricted stock units are not included in these tables since they are already vested.

•	The amounts for long-term cash awards that are unvested and accelerated represent each executive’s account balance and, where applicable, interest payable to each executive.

•	For all scenarios, the amounts for restricted stock and restricted stock units that are unvested and accelerated are calculated by multiplying the number of unvested shares of restricted stock or unvested restricted stock units by $72.11 (the closing price of our common stock on the NYSE on December 31, 2010).

•	For scenarios With and Without Involuntary Termination and Voluntary Termination with Good Reason, all non-vested options vest and holders are paid the excess of $72.11, which was the closing price of our common stock on the NYSE on December 31, 2010, over the exercise price of the option multiplied by the number of options held, less applicable withholding taxes.

•	The amounts for health coverage are the estimated cost to us to provide existing medical and dental benefits to each eligible executive for either the two-year or three-year time period specified in the executive’s change of control severance agreement if both a change of control and a termination occur as required by the change of control severance agreements. As of December 31, 2010, Messrs. Rathert and Schneider were retirement eligible under the terms of our medical plan. Accordingly, their amounts are net of the retiree medical benefits available to all retirement eligible employees.

•	The only executives eligible for “qualified retirement” under the 2003 Incentive Compensation Plan are Messrs. Rathert and Schneider. Since Messrs. Rathert and Schneider have been employed with us since January 1, 1993, they are grandfathered employees from a prior incentive plan and are effectively vested in their deferred cash awards, so no value was included in the tables under the Retirement scenario.

•	The placement services amounts represent the maximum benefits available to each eligible executive under their change of control severance agreements.

Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the tables below because these amounts are disclosed earlier in the Nonqualified Deferred Compensation table on page 50.

				Change of Control
				(With Involuntary
				Termination or
				Voluntary
		Long-Term		Termination For	Change of Control
Mr. Boothby	Retirement ($)	Disability ($)	Death ($)	Good Reason) ($)	(No Termination) ($)

Cash Severance Payment	N/A	—	—	$5,550,000	—
Long-Term Cash Awards Unvested and Accelerated	N/A	$612,262	$612,262	$612,262	$612,262
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$11,663,576	$11,663,576	$11,663,576	$11,663,576
Option Awards Unvested and Accelerated	N/A	$425,880	$425,880	$425,880	$425,880
Health Coverage	N/A	—	—	$91,522	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up(3)	N/A	N/A	N/A	$3,938,769	$1,334,167

Total	N/A	$12,701,718	$12,701,718	$22,312,010	$14,035,885

				Change of Control
				(With Involuntary
				Termination or
				Voluntary
		Long-Term		Termination For	Change of Control
Mr. Rathert	Retirement ($)	Disability ($)	Death ($)	Good Reason) ($)	(No Termination) ($)

Cash Severance Payment	—	—	—	$4,200,000	—
Long-Term Cash Awards Unvested and Accelerated(1)	—	—	—	—	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$9,475,326	$9,475,326	$9,475,326	$9,475,326
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage(2)	—	—	—	$6,438	—
Placement Services	—	—	—	$30,000	—
Excise Tax Gross-Up(3)	—	N/A	N/A	—	—

Total	—	$9,475,326	$9,475,326	$13,711,764	$9,475,326

				Change of Control
				(With Involuntary
				Termination or
				Voluntary
		Long-Term		Termination For	Change of Control
Mr. Packer	Retirement ($)	Disability ($)	Death ($)	Good Reason) ($)	(No Termination) ($)

Cash Severance Payment	N/A	—	—	$4,125,000	—
Long-Term Cash Awards Unvested and Accelerated	N/A	$530,014	$530,014	$530,014	$530,014
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$10,011,392	$10,011,392	$10,011,392	$10,011,392
Option Awards Unvested and Accelerated	N/A	$354,900	$354,900	$354,900	$354,900
Health Coverage	N/A	—	—	$91,522	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up(3)	N/A	N/A	N/A	$2,807,288	—

Total	N/A	$10,896,306	$10,896,306	$17,950,117	$10,896,306

				Change of Control
				(With Involuntary
				Termination or
				Voluntary
		Long-Term		Termination For	Change of Control
Mr. Dunn	Retirement ($)	Disability ($)	Death ($)	Good Reason) ($)	(No Termination) ($)

Cash Severance Payment	N/A	—	—	$2,572,500	—
Long-Term Cash Awards Unvested and Accelerated(1)	N/A	—	—	—	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$4,898,793	$4,898,793	$4,898,793	$4,898,793
Option Awards Unvested and Accelerated	N/A	$255,528	$255,528	$255,528	$255,528
Health Coverage	N/A	—	—	$91,522	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up(3)	N/A	N/A	N/A	—	—

Total	N/A	$5,154,321	$5,154,321	$7,848,343	$5,154,321

				Change of Control
				(With Involuntary
				Termination or
				Voluntary
		Long-Term		Termination For	Change of Control
Mr. Schneider	Retirement ($)	Disability ($)	Death ($)	Good Reason) ($)	(No Termination) ($)

Cash Severance Payment	—	—	—	$1,705,000	—
Long-Term Cash Awards Unvested and Accelerated(1)	—	—	—	—	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated .	N/A	$4,793,007	$4,793,007	$4,793,007	$4,793,007
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage(2)	—	—	—	$6,230	—
Placement Services	—	—	—	$30,000	—
Excise Tax Gross-Up(3)	—	N/A	N/A	—	—

Total	—	$4,793,007	$4,793,007	$6,534,237	$4,793,007

(1)	Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider were vested in their respective unpaid long-term cash awards at the time of grant. Accordingly, long-term cash award amounts for those individuals are not reflected in the tables since they receive no incremental benefit with respect to their long-term cash awards.

(2)	Messrs. Rathert and Schneider are the only named executive officers who were retirement eligible under the medical plan as of December 31, 2010. Under the Change of Control (With Involuntary Termination or Voluntary Termination for Good Reason) scenario for Messrs. Rathert and Schneider, the amount shown is net of employee contributions. No amounts are shown under the retirement scenario because the benefit is nondiscriminatory.

(3)	The gross-up for the excise tax is with respect to the cash severance payment, the long-term cash awards that become vested upon change of control, the restricted stock and restricted stock units that become vested upon change of control, the continued health coverage and the outplacement services, all assuming a change of control occurred on December 31, 2010. The 20% excise tax is only triggered if the present value of the listed benefits is equal to or greater than three times the average of the prior five years W-2 pay, and the excise tax is then imposed on the total amount of the benefits listed that are in excess of the average of the prior five years W-2 pay. Accordingly, the amounts are shown only for the named executive officers whose benefits trigger the 20% excise tax. To determine the appropriate gross-up for excise tax, for Messrs. Boothby, Rathert and Packer (named executive officers without a state income tax), the following tax rates were used: 35% federal, 0% state, 20% excise and 1.45% Medicare. Messrs. Dunn’s and Schneider’s payments would not trigger a gross-up for excise tax.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Gardner and Messrs. Burguieres, Kemp (chairman), Netherland and Newman, all of whom are independent non-management directors, currently serve on the Compensation & Management Development Committee. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation & Management Development Committee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation & Management

Development Committee of the Company, and no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Although we have not formally adopted written policies or procedures for the approval of related person transactions, our Corporate Code of Business Conduct and Ethics (Code of Conduct) specifically prohibits conflicts of interests, except under guidelines approved by the Board of Directors. Under the Code of Conduct, a “conflict of interest” is defined as any circumstance that could cast doubt on a person’s ability to act with total objectivity with regard to the Company’s interests. Any employee or director who becomes aware of a conflict or potential conflict is asked to bring it to the attention of a supervisor, management or other appropriate personnel, who then is required to document and report the outcome of such matters to our compliance officer. In addition, the Nominating & Corporate Governance Committee and our Board annually review related person transactions with respect to directors (including those transactions described below with respect to directors and those described above under “Corporate Governance — Board of Directors”) as part of their annual assessment of director independence and the director nomination process, as provided in our written corporate governance guidelines and the written charter of our Nominating & Corporate Governance Committee. Other related person transactions are disclosed to our Board or a Board committee and are addressed on a case-by-case basis.

David A. Trice, our former Chairman and Chief Executive Officer, and Susan G. Riggs, our Treasurer, are minority owners of Huffco International L.L.C. In May 1997, before Mr. Trice and Ms. Riggs joined us, we acquired from Huffco an entity now known as Newfield China, LDC, the owner of a 12% interest in a three field unit located on Blocks 04/36 and 05/36 in Bohai Bay, offshore China. Huffco retained preferred shares of Newfield China that provide for an aggregate dividend equal to 10% of the excess of proceeds received by Newfield China from the sale of oil, gas and other minerals over all costs incurred with respect to exploration and production in Block 05/36, plus the cash purchase price we paid Huffco for Newfield China ($6 million). During 2010 and 2009, Newfield China paid $4 million and $2 million, respectively, of dividends to Huffco on the preferred shares of Newfield China. Based on our estimate of the net present value of the proved reserves associated with Block 05/36, the indirect interests (through Huffco) in Newfield China’s preferred shares held by Mr. Trice and Ms. Riggs had a net present value of approximately $454,000 and $175,000, respectively, at December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2010. All of our equity compensation plans have been approved by our stockholders.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation Plans
	be Issued Upon Exercise	Exercise Price	(Excluding Securities
	of Outstanding Options,	of Outstanding Options,	Reflected in First
Plan Category	Warrants and Rights(1) (#)	Warrants and Rights(2) ($)	Column)(3) (#)

Equity compensation plans approved by security holders	2,608,315	$20.40	2,363,752
Equity compensation plans not approved by security holders	—	—	—

Total	2,608,315	$20.40	2,363,752

(1)	Of the 2,608,315 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 1,538,850 were subject to outstanding stock option awards and 1,069,465 were subject to outstanding restricted stock unit awards as of December 31, 2010.

(2)	The $20.40 weighted-average exercise price shown in the table above includes awards of restricted stock units that do not have an exercise price. Without those awards, the weighted-average exercise price per share would be $34.58.

(3)	Of the 2,363,752 shares remaining available for issuance as of December 31, 2010 reflected in the table above: 954,737 of those shares are under our existing employee stock purchase plan (approximately 29,645 of which are estimated to be issued in the current purchase period); 137,277 of those shares are under our 2009 Non-Employee Director Restricted Stock Plan; and the remaining 1,271,738 shares are under our 2009 Omnibus Stock Plan.

Under our 2009 Omnibus Stock Plan, the number of shares available for issuance is reduced by 1.5 times the number of shares subject to restricted stock and restricted stock unit awards, and is reduced by 1 times the number of shares subject to option awards. The 1,271,738 shares available for grant under our 2009 Omnibus Stock Plan assumes that all future awards under the plan will be stock options. Only 847,825 shares would be available for grant under our 2009 Omnibus Stock Plan if all future awards under the plan are restricted stock or restricted stock units. Thus far, all awards under the 2009 Omnibus Stock Plan have been restricted stock unit awards.

If our 2011 Omnibus Stock Plan is approved by stockholders at the annual meeting, the 2009 Omnibus Stock Plan will be terminated and no further options or restricted will be granted under that plan. See “Approval of the Newfield Exploration Company 2011 Omnibus Stock Plan” below.

APPROVAL OF THE NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN

Proposal 2 on Proxy Card

On February 11, 2011, the Board approved the Newfield Exploration Company 2011 Omnibus Stock Plan (2011 Plan). The Company is seeking stockholder approval of the 2011 Plan.

As of March 1, 2011, an aggregate of 453,629 shares of our common stock were available for grant as stock options, or alternatively, an aggregate of 301,086 shares were available for grant as restricted stock pursuant to our 2009 Omnibus Stock Plan and 2009 Non-Employee Restricted Stock Plan. Our Board has approved the termination of our existing 2009 Omnibus Stock Plan and 2009 Non-Employee Restricted Stock Plan if the 2011 Plan is approved by our stockholders, such that no new grants could be made under those existing plans after approval of the 2011 Plan at the annual meeting.

As of March 1, 2011:

•	1,410,430 shares of our common stock were subject to outstanding stock option awards granted under all of our employee stock plans (other than pursuant to our employee stock purchase plan);

•	these awards have a weighted-average exercise price per share of $34.65 and a weighted-average remaining term of 4.53 years; and

•	excluding forfeited shares, 2,300,961 unvested shares of restricted stock and unvested restricted stock units were outstanding under all of our employee stock plans.

The 2011 Plan contains numerous features that reflect our commitment to effective corporate governance and our intention to maximize the incentive effect of awards granted under the plan. These features include:

•	a fungible share pool design where the shares available for grant under the plan are reduced by 1.87 times the number of shares awarded as full value awards (all awards other than stock options) under the plan, and are reduced by 1 times the number of shares subject to stock options awarded under the plan;

•	the aggregate shares available under the plan will not be increased for shares that are tendered in payment of an option, shares withheld to satisfy tax withholding obligations or shares repurchased by us with option proceeds;

•	minimum option exercise price equal to the fair market value of our common stock on the date of grant;

•	a prohibition on repricing of outstanding options without stockholder approval;

•	three-year minimum full vesting for awards that are not performance-based and one-year minimum full vesting for performance-based awards;

•	restrictions on the fair market value of shares of our common stock that may be issued to any one individual during any calendar year as restricted stock or restricted stock units;

•	any dividend payments on restricted stock (performance-based or time vesting) are withheld by us until the forfeiture restrictions on the restricted stock lapse, and participants do not have the right to receive dividends or dividend-equivalent payments on restricted stock units or options;

•	provisions designed to allow awards to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (Code); and

•	no material amendments without stockholder approval.

A summary description of the material features of the 2011 Plan is provided below. The statements made in this Proxy Statement regarding the 2011 Plan should be read in conjunction with, and are qualified in their entirety by reference to, the terms and provisions of the 2011 Plan, a copy of which is attached here to as Appendix A.

Reasons Why the 2011 Plan Is Necessary

The Board believes that equity compensation is the most effective means of creating a long-term link between performance and the compensation provided to employees and directors. Equity grants are also an important element in attracting and retaining employees and directors. Given the intense competition for talented individuals, the Company’s ability to offer competitive compensation packages, including those with equity-based incentives is particularly important. It is the Company’s practice to grant equity-based compensation awards to employees. The Board believes that the periodic grants of equity-based compensation awards provides employees incentives that focus their attention on managing the business from the perspective of owners with equity stakes in the Company.

Summary Description of the 2011 Plan

Purpose

The purpose of the 2011 Plan is to promote the long-term growth and profitability of the Company by providing certain directors, officers, and employees of the Company and its affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders. Grants of incentive stock options (Incentive Stock Options) intended to satisfy the requirements of section 422 of the Code, nonqualified stock options which are not intended to satisfy the requirements of section 422 of the Code (Nonqualified Stock Options), restricted stock awards (Restricted Stock Awards), restricted stock units (RSUs), performance stock awards and performance unit awards, or any combination of the foregoing (collectively referred to as Awards) may be made under the 2011 Plan.

Term

The 2011 Plan will become effective on the date the 2011 Plan is approved by the stockholders of the Company (Effective Date). The 2011 Plan shall continue indefinitely until it is terminated as provided in the

2011 Plan. No Incentive Stock Options may be granted under the 2011 Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the 2011 Plan will continue in effect with respect to an award granted under the 2011 Plan for as long as such award remains outstanding.

Administration

The Committee administers the 2011 Plan. The Committee is (i) in the case of an Award granted to a non-employee director, the Board and (ii) in the case of any other Award granted under the 2011 Plan, a committee of at least two persons, who are members of the Compensation & Management Development Committee of the Board and are appointed by the Compensation & Management Development Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation & Management Development Committee of the Board. In addition, the Chief Executive Officer of the Company is authorized to grant Awards (other than certain performance awards) as inducements to hire prospective employees who will not be officers of the Company or any affiliate and subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act), but such awards shall not exceed an amount of shares of common stock of the Company (Common Stock) to be determined by a resolution of the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than certain performance awards that are intended to be exempt from the deduction limitation of section 162(m) of the Code) to eligible persons who are not officers or non-employee directors of the Company subject to Section 16 of the Exchange Act.

In administering the 2011 Plan, the Committee shall have the full power to:

•	determine the persons to whom and the time(s) at which Awards will be made;

•	determine the number and exercise price of shares of Common Stock covered in each Award, subject to the terms and provisions of the 2011 Plan;

•	determine the terms, provisions and conditions of each Award;

•	accelerate the time at which any outstanding Award will vest;

•	prescribe, amend and rescind rules and regulations relating to administration of the 2011 Plan; and

•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2011 Plan.

All determinations and decisions made by the Committee pursuant to the provisions of the 2011 Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and other holders of Awards granted under the 2011 Plan and the estates and beneficiaries of such employees and other holders of Awards.

Unless otherwise limited by the 2011 Plan, Rule 16b-3 of the Exchange Act or the Code, the Committee has broad discretion to administer the 2011 Plan.

Shares Available for the 2011 Plan

There are 7,300,000 shares of Common Stock reserved for issuance under the 2011 Plan (2011 Plan Share Limit). Shares of Common Stock that are issued under a full value award (i.e., Awards of stock under the 2011 Plan which are not Incentive Stock Options or Nonqualified Stock Options (collectively, “Options”)) shall be counted against the 2011 Plan Share Limit as 1.87 shares of Common Stock for every one share so issued. Shares of Common Stock that are issued under Options shall be counted against the 2011 Plan Share Limit as one share for every one share so issued.

If an Option granted under the 2011 Plan is forfeited, expires or otherwise terminates without being exercised, or are settled in cash in lieu of shares of Common Stock, then shares of Common Stock not acquired or issued pursuant to such Award again become available for issuance under the 2011 Plan. To the extent that a full value award is forfeited, lapses, expires, or is settled in cash in lieu of shares of Common

Stock, 1.87 multiplied by the number of shares that were subject to such portion of the full value award shall again become available for issuance under the 2011 Plan.

If shares of Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of Common Stock with respect to which Awards may be granted under the 2011 Plan. If shares of the Common Stock are tendered in payment of the exercise price of an Option, such shares will not increase the Plan Share Limit.

The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan is 2,500,000.

The maximum number of shares of Common Stock with respect to which Options may be granted to an employee of the Company during a fiscal year of the Company is 500,000. The maximum number of shares of Common Stock with respect to each of performance stock awards and performance unit awards paid in shares of Common Stock which may be granted to an employee of the Company during a fiscal year of the Company is 250,000. The maximum grant date value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit award, is the then equivalent of 250,000 shares of Common Stock.

The Committee shall not award to employees of the Company more than 5% of the number of shares of Common Stock subject to the 2011 Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (a) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, disability, retirement or an event that constitutes a Change of Control.

Any shares of our Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Participation

Participation is limited to employees of the Company and its affiliates and non-employee directors selected by the Committee (Eligible Person). An Eligible Person under the 2011 Plan is eligible to receive an Award pursuant to the terms of the 2011 Plan and subject to any limitations imposed by appropriate action of the Committee. As of February 22, 2011, we had 1,352 employees.

Fair Market Value

Under the 2011 Plan, the fair market value of the Common Stock as of any particular date means, if the Common Stock is traded on a stock exchange, the mean of the high and low sales price of the Common Stock as reported on the principal securities exchange on which the Stock is traded. If, in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under section 409A of the Code.

Awards

Stock Options.  The Committee may grant Options to purchase shares of Common Stock to qualifying Eligible Persons in such number and upon such terms as the Committee may determine, subject to the terms and provisions of the 2011 Plan, including (i) Incentive Stock Options (only to key employees of the Company or its subsidiaries) and (ii) Nonqualified Stock Options. Options may be exercised as the Committee determines, but not later than ten years from the date of grant or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, if required by the Code, not later than five years from the date it is granted. The exercise price of each Option granted under the 2011 Plan will be stated in the Option agreement and may vary; however, the exercise price of an Option may not be less than 100 percent (100%) of the fair market value of a share of Common Stock on the date of grant, and in the case of the grant of an Incentive Stock Option to an employee who, at the time of the grant, owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110 percent (110%) of the fair market value of a share of Common Stock as of the date of grant of the option.

To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options first become exercisable by a holder of such Award in any calendar year exceeds $100,000, taking into account both shares of the Common Stock subject to Incentive Stock Options under the 2011 Plan and the Common Stock subject to Incentive Stock Options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may designate which shares of the Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

Options may be exercised, in whole or in part, upon payment of the exercise price of the shares to be acquired. Unless otherwise determined by the Committee, payment for the exercise price of an Option must be made in cash, a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or any other form of payment acceptable to the Committee.

The Committee shall specify in the option agreement the time and manner in which each Option may be exercised.

An optionee shall not have any rights as a stockholder with respect to the Common Stock covered by an Option until the date a stock certificate for such Common Stock is issued by the Company.

Restricted Stock. Under the 2011 Plan, the Committee may award restricted stock to Eligible Persons in such numbers and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Committee.

A Restricted Stock Award is a grant of shares of Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee at its discretion. Each Restricted Stock Award grant will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the Committee, certificates representing shares granted pursuant to Restricted Stock Awards will be held in custody by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions. Except as otherwise provided by the Committee during such period of restriction, the holder of a Restricted Stock Award will have all of the rights of a stockholder, including but not limited to the rights to receive dividends and to vote.

Dividends paid with respect to restricted stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock shall be added to and become a part of the Restricted Stock Award.

Restricted Stock Unit Awards.  The 2011 Plan authorizes the Committee to grant RSUs to Eligible Persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU award shall be determined by the Committee. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the 2011 Plan for the benefit of each holder of a RSU award.

A RSU is similar in nature to a Restricted Stock Award in that the value of the award is determined based upon a share of the Common Stock. However, no shares of the Common Stock are actually transferred to the holder of such award at the time of grant. If the award is settled in shares of the Common Stock, then such shares will not be issued until a later date specified in the applicable award agreement. Each RSU shall have a value equal to the fair market value of a share of Common Stock.

Payment under a RSU award shall be made in either cash or shares of Common Stock as specified in the applicable award agreement. Payment under a RSU award shall be made at such time as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

A recipient of a RSU shall have no rights of a stockholder with respect to such RSU, including no voting rights. An award agreement for a RSU award shall not specify that the holder shall be entitled to the payment of dividend equivalents under the award.

Performance Awards.  Under the 2011 Plan, the Committee may grant performance stock and performance unit awards to Eligible Persons in such amounts and upon such terms as the Committee shall determine.

The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award shall be based upon the attainment of such performance goals set forth in the 2011 Plan as the Committee may determine. With respect to an employee of the Company or an affiliate who is a “covered employee” (under section 162(m) of the Code and the regulations and other guidance promulgated by the Internal Revenue Service (Covered Employee)), a performance goal for a particular performance stock or performance unit award must be established by the Compensation & Management Development Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Compensation & Management Development Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Subject to the terms and conditions of the 2011 Plan, each holder of a performance stock award shall have all the rights of a stockholder with respect to the shares of Common Stock issued to such holder pursuant to the award during any period in which such issued shares of Common Stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock. An award agreement for a performance unit award shall not specify that the holder of such award shall be entitled to the payment of dividend equivalents under the award.

Payment under a performance unit award shall be made in cash and/or shares of Common Stock, and shall be paid at such time, as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the performance unit award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury rules and regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

It is intended that the 2011 Plan will conform with the standards of section 162(m) of the Code and Department of Treasury Regulation section 1.162-27(e)(2)(i). Neither the Compensation & Management Development Committee nor the Board may increase the amount of compensation payable under a performance stock award or performance unit award. If the time at which any performance stock award or performance unit award will vest is accelerated, the number of shares of Common Stock subject to, or the amount payable under, such award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

No payments of Common Stock or cash will be made to a Covered Employee pursuant to a performance stock award or performance unit award unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

Substitution Awards

Awards may be granted under the 2011 Plan in substitution for stock options and other Awards held by employees and directors of other corporations who are about to become employees or affiliates of the Company or any of its subsidiaries as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all of the assets of another corporation or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in the 2011 Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and other awards in substitution for which they are granted.

Forfeiture

If the Committee finds by a majority vote that a holder of an Award granted under the 2011 Plan, before or after termination of his employment with the Company or any of its subsidiaries or severance of his affiliation with the Company and all its affiliates (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an affiliate which conduct damaged the Company or an affiliate; (b) disclosed trade secrets of the Company or an affiliate; or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the holder of such award is a party, then, as of the date the Committee makes its finding, some or all Awards awarded to such holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to the matter shall be final for all purposes.

The Committee may specify in an award agreement that the rights, payments, and benefits of a holder of an Award granted under the 2011 Plan with respect to such Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of such holder’s provision of services to the Company or its subsidiaries, violation of material policies of the Company or its subsidiaries, breach of non-competition, confidentiality, or other restrictive covenants that may apply to such holder, or other conduct by such holder that is detrimental to the business or reputation of the Company or its subsidiaries.

Recoupment in Restatement Situations

Without limiting any other provision of the 2011 Plan, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, a current or former recipient of Awards under the 2011 Plan who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the 2011 Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the SEC under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Requirements of Law

The Company shall not be required to sell or issue any shares of Common Stock under any Award if issuing those shares of Common Stock would constitute or result in a violation by the holder of an Award or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other Award, the Company shall not be required to issue any shares of Common Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of the Award will not transfer the shares of Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of Common Stock covered by the 2011 Plan pursuant to applicable securities laws of any country or any political subdivision. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other Award, or the issuance of shares of Common Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

Change in Capital Structure

The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of the Common Stock then subject to outstanding options or other Awards.

If the Company shall effect a capital readjustment or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefore in money, services or property, then (1) the number, class or series and per share price of Common Stock subject to outstanding Awards under the 2011 Plan shall be appropriately adjusted (subject to the restriction discussed below under the heading “Award Agreements” regarding repricing) as to entitle a holder of an Award under the 2011 Plan to receive upon exercise, for the same aggregate cash consideration, the equivalent total number and class or series of the Common Stock the holder would have received had the holder of such Award exercised such award in full immediately prior to the event requiring the adjustment; and (2) the number and class or series of the Common Stock then reserved to be issued under the 2011 Plan shall be adjusted.

If while unexercised Awards remain outstanding under the 2011 Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is to be dissolved; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a Corporate Change), then, except as otherwise provided in an award agreement or other agreement between the holder of the Award and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion, shall act to effect one or more of the following alternatives, which may vary among individual holders of Awards granted under the 2011 Plan and which may vary among Awards held by any individual holder of an Award granted under the 2011 Plan:

1.	accelerate the time at which some or all of the Awards then outstanding may be exercised, after which all such Awards that remain unexercised and all rights of holders of Awards thereunder shall terminate;

2.	require the mandatory surrender to the Company by all or selected holders of Awards granted under the 2011 Plan of some or all of the then outstanding Awards held by such holders as of a date, before or after such Corporate Change, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

3.	with respect to all or selected holders of Awards granted under the 2011 Plan, have some or all of their then outstanding Awards assumed or have a new Award of a similar nature substituted for some or all of their then outstanding Awards under the 2011 Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such holder or which is affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Common Stock is equal to the excess of the aggregate fair market value of all Common Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights or the substituted rights will have the same terms and conditions as the rights under the existing Award assumed or substituted for;

4.	provide that the number and class or series of Common Stock covered by an Award shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Common Stock or other securities or property (including, without limitation, cash) to which the holder of such Award would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the holder of such Award had been the holder of record of the number of shares of Common Stock then covered by such Award; or

5.	make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change.

If the Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, in its sole and absolute discretion and without the consent or approval of any holder of an Award granted under the 2011 Plan, accelerate the time at which some or all Awards then outstanding may be exercised. With respect to a reincorporation merger in which holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the alternatives set forth above shall apply and, without committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the award was exercisable for ordinary shares of stock of the Company.

In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for above, any outstanding Award and any award agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of the Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares of the Common Stock available under the 2011 Plan may be appropriately adjusted by the Committee.

After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an Award granted under the 2011 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements

Each Award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the 2011 Plan. The award agreement may specify the effect of a change in control of the Company on the award. The award agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the 2011 Plan. The terms of any outstanding Award granted under the 2011 Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the 2011 Plan. However, no such amendment shall adversely affect in a material manner any right of a holder of an Award granted under the 2011 Plan without his or her written consent. Except as described above in the second paragraph under “Change in Capital Structure”, the Committee may not directly or indirectly lower the exercise price of a previously granted Option.

Restrictions on Stock Received

The Committee may impose such conditions and/or restrictions on any shares of Common Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the holder of an Award granted under the 2011 Plan hold the shares of Common Stock for a specified period of time.

Change of Control; Termination

Under the 2011 Plan, in the event of an occurrence of a Change of Control of the Company (except to the extent expressly provided otherwise in the applicable award agreement) all then outstanding Options, Restricted Stock Awards and performance stock awards granted under the 2011 Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control of the Company upon any other Award granted under the 2011 Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

For purposes of the 2011 Plan, a “Change of Control” means the occurrence of one of the following events:

1.	the Company is not the surviving person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another person);

2.	the consummation of a merger or consolidation of the Company with another person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company;

3.	the Company sells, leases or exchanges all or substantially all of its assets to any other person;

4.	the Company is to be dissolved and liquidated;

5.	any person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power); or

6.	individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.

For purposes of the definition of a “Change of Control”, the term “Incumbent Directors” means (A) a member of the Board on the effective date of the 2011 Plan; or (B) an individual: (i) who becomes a member of the Board after the effective date of the 2011 Plan, (ii) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two thirds of the then surviving Incumbent Directors, and (iii) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

Notwithstanding the foregoing, (A) a “Change of Control” shall not include clause (1) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event; and (B) with respect to RSU Awards, performance stock unit awards and any Award that is intended to comply with (rather than be exempt from) the requirements of section 409A, an event listed above shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).

Tax Withholding

The Company or any subsidiary shall be entitled to deduct from other compensation payable to each award holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an award or lapse of restrictions on an award. In the alternative, the Company may require the award holder (or other person validly exercising the award) to pay such sums for taxes directly to the Company or any subsidiary in cash or by check. In the discretion of the Committee, the Company may reduce the number of shares of Common Stock issued to the award holder upon such holder’s exercise of an award or the vesting of an award to satisfy the tax withholding obligations of the Company or a subsidiary.

Non-Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the 2011 Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during such holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of the 2011 Plan shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the 2011 Plan and the applicable award agreement may terminate the Award. No Incentive Stock Option granted under the 2011 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an employee under the 2011 Plan shall be exercisable during such employee’s lifetime only by the employee and, after that time, by the employee’s heirs and estate.

Termination and Modification of the 2011 Plan

The Board, without approval of the stockholders, may modify or terminate the 2011 Plan at any time. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the

2011 Plan or an award agreement shall adversely affect in any material way any Award previously granted under the 2011 Plan, without the written consent of the holder holding such Award. The Committee shall not directly or indirectly lower the option price of a previously granted Option without prior approval of the Company’s stockholders and no amendment of the 2011 Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Accordingly, except in connection with a corporate transaction involving the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

Compliance with Section 409A

Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and Department of Treasury Regulations issued thereunder. The 2011 Plan and each award agreement under the 2011 Plan that is intended to comply with the requirements of section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the 2011 Plan would, if undertaken, cause a holder of an Award granted under the 2011 Plan to become subject to additional taxes under section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the 2011 Plan and/or the award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of section 409A of the Code to the extent deemed appropriate by the Committee, in each case without the consent of or notice to the holder of an Award. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder of an Award to additional taxes under section 409A of the Code.

Effect on Prior Incentive Plans

If the 2011 Plan is approved by the stockholders of the Company, the Company’s existing 2009 Omnibus Stock Plan and the 2009 Non-Employee Director Restricted Stock Plan (collectively, Prior Plans) will be frozen and no future awards will be permitted under those plans. Annual long-term incentive awards for fiscal 2011 have already been granted under the Prior Plans to employees and directors of the Company during the first quarter of 2011. As of March 1, 2011, an aggregate total of 453,629 shares were available for grant as stock options (or 301,086 shares were available for grant as restricted stock) under the Prior Plans.

U.S. Federal Income Tax Consequences of Awards Granted Under the 2011 Plan

The following is a general description of certain U.S. federal income tax consequences generally applicable to participants who are either U.S. citizens or residents and to the Company of certain transactions with respect to Awards granted under the 2011 Plan.

Incentive Stock Options

When the Committee grants an employee an Incentive Stock Option to purchase shares of Common Stock under the 2011 Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee’s exercise of the Incentive Stock Option; however, the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an Incentive Stock Option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the Incentive Stock Option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an Incentive Stock Option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants a Nonqualified Stock Option to purchase shares of Common Stock under the 2011 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the Nonqualified Stock Option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the Nonqualified Stock Option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the Nonqualified Stock Option. The income reportable on exercise of the Nonqualified Stock Option by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option.

Restricted Stock Awards

The grant of a Restricted Stock Award under the 2011 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under section 83(b) of the Code has not been made, any dividends received with respect to any Restricted Stock Award that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any Restricted Stock Award that is vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

If the recipient of the Restricted Stock Award makes an election under section 83(b) of the Code within 30 days of the date of transfer of the restricted shares awarded under the Restricted Stock Award, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the individual paid, if any, for the shares of Common Stock.

Restricted Stock Unit Awards

The grant of a RSU award under the 2011 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a RSU award vests the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the excess of the fair market value of the Common Stock at the time the RSU is settled over the fair market value of the Common Stock at the time the RSU was granted.

Performance Stock and Performance Unit Awards

Performance stock awards granted under the 2011 Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under the 2011 Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

Compensation Deduction Limitation

Under section 162(m) of the Code, the Company’s federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company’s Chief Executive Officer and the next three highest compensated officers. Section 162(m) of the Code provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that Nonqualified Stock Options to purchase shares of Common Stock, and performance based awards granted under the 2011 Plan generally should qualify as performance based compensation for purposes of section 162(m) of the Code.

Benefits Under the 2011 Plan

The Awards, if any, that may be granted in the future to participants under the 2011 Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the adoption of the Newfield Exploration Company 2011 Omnibus Stock Plan.

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
FOR PERFORMANCE AWARDS UNDER THE 2011 PLAN

Proposal 3 on Proxy Card

We are asking stockholders to approve the material terms of the performance goals that are included in the 2011 Plan and may apply to performance awards granted under the 2011 Plan. This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation awards under section 162(m) of the Code paid to certain executive officers.

Background

Section 162(m) of the Code and the guidance issued by the Internal Revenue Service thereunder generally impose a limit of $1,000,000 on the amount of the Company’s federal income tax deduction for compensation paid to each of the chief executive officer and the three other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Performance awards under the 2011 Plan may be granted to key employees of the Company and its affiliates and to non-employee directors of the Company.

Under the 2011 Plan, performance stock awards and performance unit awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation & Management Development Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For performance stock awards and performance unit awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, performance goals will be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies.

Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance goals may be determined by including or excluding, in the Compensation & Management Development Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the performance goal is established. In interpreting the 2011 Plan’s provisions applicable to performance goals and performance stock awards or performance unit awards, it is intended that the 2011 Plan will conform with the standards of section 162(m) of the

Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Compensation & Management Development Committee in establishing such goals and interpreting the 2011 Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals, the Compensation & Management Development Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance stock or performance unit awards made pursuant to the 2011 Plan shall be determined by the Compensation & Management Development Committee of the Board.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing; and

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures.

The performance period for any performance stock award or performance unit award granted under the 2011 Plan will not be less than one year.

Under the 2011 Plan, the maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in performance stock awards paid in shares of Common Stock to an employee of the Company is 250,000. The maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in performance unit awards paid in shares of Common Stock to an employee of the Company is 250,000. The maximum grant date value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit award, is the equivalent of 250,000 shares of Common Stock.

A description of the 2011 Plan is set forth above in Proposal 2 of this Proxy Statement.

No performance stock awards or performance unit awards will be granted under the 2011 Plan to a Covered Employee unless the Company’s stockholders approve this Proposal 3.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the material terms of the performance criteria for performance awards under the Newfield Exploration Company 2011 Omnibus Stock Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 on Proxy Card

The Audit Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2010. If the appointment is not ratified, the Audit Committee will consider the appointment of a different independent registered public accounting firm. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for fiscal year 2011.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2010 were:

Category of Service	2009	2010

Audit fees	$1,644,000	$1,658,500
Audit-related fees	15,000	—
Tax fees	123,000	157,158
All other fees	—	—

Total	$1,782,000	$1,815,658

The audit fees for 2009 and 2010 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the statutory audit fees in Malaysia for 2009 and 2010, and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2009 and 2010.

Audit-related fees for 2009 were for consulting on new reporting and filing requirements issued by the SEC.

Tax fees were for services related to tax compliance, including the preparation of local tax returns beginning in 2010 and international tax returns and tax planning advice during 2009 and 2010.

The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent auditors as well as the fees charged for these services. The Audit Committee may delegate pre-approval authority for these services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 5 on Proxy Card

The Compensation Discussion and Analysis begins on page 28 of this Proxy Statement, which is followed by the executive compensation tables. As discussed there, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.

This proposal provides stockholders with the opportunity to cast an advisory vote on our executive compensation program.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 28 and the tabular and other disclosures on compensation under “Executive Compensation” beginning on page 42, and cast a vote either to endorse or not endorse the Company’s executive compensation programs through the following resolution:

“RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the following resolution: “RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

NON-BINDING ADVISORY VOTE ON FREQUENCY OF A VOTE ON EXECUTIVE COMPENSATION

Proposal 6 on Proxy Card

As discussed in Proposal 5, the Board values the input of stockholders regarding our executive compensation practices. Stockholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 5, will occur. Stockholders can advise the Board on whether such votes should occur every year, every two years or every three years or may abstain from voting.

This is an advisory vote, and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

The Board of Directors recommends that the advisory vote on executive compensation be held every three years. The Board believes that a triennial vote complements our goal to create a compensation program that enhances long-term stockholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

In addition, the C&MDC would benefit from a three-year time period between advisory votes. Three years will give the C&MDC sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the C&MDC to consider various factors that impact the Company’s financial performance, stockholder interests and executive pay on a long-term basis. The Board believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company and its stockholders.

Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, every three years or you may mark “abstain” on this proposal.

Board Recommendation

The Board of Directors recommends a vote on executive compensation be held every THREE years.

OTHER BUSINESS

Our Board does not know of any other matters that are to be presented for action at the meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

PROXY SOLICITATION

The expense of soliciting proxies will be paid by Newfield. Newfield has retained Alliance Advisors, Bloomfield, NJ, to assist with the solicitation of proxies at an estimated fee of $6,000 plus expenses. Some of the executive officers and other employees of Newfield also may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate. Newfield will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Newfield’s common stock.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING AND DIRECTOR NOMINATIONS

Under SEC regulations, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for our 2012 Annual Meeting of Stockholders, our Secretary must receive the proposal at our principal executive offices at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060 by November 24, 2011.

Under our Bylaws, and as SEC regulations permit, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering notice to our Secretary at our principal executive offices at the address set forth above. We must receive notice as follows:

•	Normally, for an annual meeting we must receive the notice not less than 75 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2012 annual meeting, we must receive notice no earlier than January 6, 2012 and no later than February 20, 2012.

•	However, if we hold the annual meeting on a date that is more than 15 days before or 30 days after such anniversary date, we must receive the notice by the later of (1) 75 days before the annual meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

•	If we hold a special meeting, we must receive the notice by the later of (1) 75 days before the special meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. A nomination or proposal that does not comply with these requirements will be disregarded.

ADDITIONAL INFORMATION AVAILABLE

A copy of our Annual Report for the year ended December 31, 2010 (which includes our Annual Report on Form 10-K for the year ended December 31, 2010) accompanies this Proxy Statement. None of the information contained in our Annual Report is proxy solicitation material.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, are available on our website, or you may request a copy of the Annual Report on Form 10-K (without exhibits), without charge, by writing to our Investor Relations Department at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060.

APPENDIX A

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN

NEWFIELD EXPLORATION COMPANY

2011 OMNIBUS STOCK PLAN

A-i

A-ii

A-iii

Page

13.10	Other Awards	A-19
13.11	Successors	A-19
13.12	Law Limitations/Governmental Approvals	A-19
13.13	Delivery of Title	A-19
13.14	Inability to Obtain Authority	A-19
13.15	Investment Representations	A-19
13.16	Persons Residing Outside of the United States	A-19
13.17	No Fractional Shares	A-19
13.18	Governing Law	A-19

A-iv

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “Newfield Exploration Company 2011 Omnibus Stock Plan”, as set forth in this document. The Plan permits the grant of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).

1.2 Purpose of the Plan.  The Plan is intended to promote the long-term growth and profitability of the Company by providing certain directors, officers, and Employees of, the Company and its Affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders.

1.3 Duration of the Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 11.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards, in each case subject to the terms and provisions of the Plan.

2.3 “Award Agreement” means a written agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4 “Board” means the board of directors of the Company.

2.5 “Change of Control” means the occurrence of one of the following events:

(a) the Company is not the surviving Person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another Person),

(b) the consummation of a merger or consolidation of the Company with another Person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company,

(c) the Company sells, leases or exchanges all or substantially all of its assets to any other Person,

(d) the Company is to be dissolved and liquidated,

(e) any Person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power) or

(f) individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.

Notwithstanding the foregoing, for purposes of Article XII, (A) the definition of “Change of Control” shall not include clause (a) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more Persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event and (B) with respect to Restricted Stock Unit Awards, Performance Stock Unit Awards and any Award that is intended to comply with (rather than be exempt from) the requirements of Section 409A), an event listed above in this Section 2.5 shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation & Management Development Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation & Management Development Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. For all purposes of the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him or her pursuant to Section 4.1.

2.8 “Company” means Newfield Exploration Company, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.9 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.10 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

2.11 “Director” means a director of the Company who is not an Employee.

2.12 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.13 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.14 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.15 “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, or any successor act, and the rules and regulations thereunder, as such laws, rules and regulations may be amended from time to time.

2.17 “Fair Market Value” of the Stock as of any particular date means,

(a) if the Stock is traded on a stock exchange,

(1) and if the Stock is traded on that date, the mean of the high and low sales prices of the Stock on that date; or

(2) and if the Stock is not traded on that date, the mean of the high and low sales prices of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded (or such other reporting service as is approved by the Compensation & Management Development Committee of the Board); or

(b) if the Stock is traded in the over-the-counter market,

(1) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(2) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.18 “Fiscal Year” means the Company’s fiscal year.

2.19 “Full Value Award” means an Award other than in the form of an ISO or NSO, and which is settled by the issuance of Shares.

2.20 “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.

2.21 “Incumbent Director” means:

(a) a member of the Board on the Effective Date; or

(b) an individual:

(1) who becomes a member of the Board after the Effective Date;

(2) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

2.22 “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.23 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.24 “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.25 “Option” means an option to purchase Stock granted pursuant to Article V.

2.26 “Optionee” means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.

2.27 “Option Price” has the meaning ascribed to that term in Section 5.4.

2.28 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended by the Committee to satisfy the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.30 “Performance Goals” means one or more of the criteria described in Section 8.2 on which the performance goals applicable to an Award are based.

2.31 “Performance Stock Award” means an Award providing for an issuance of Stock that is designated as a performance stock award granted pursuant to Article VIII.

2.32 “Performance Unit Award” means an Award providing designated as a performance unit award granted pursuant to Article VIII.

2.33 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VI.

2.34 “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind.

2.35 “Plan” means the Newfield Exploration Company 2011 Omnibus Stock Plan, as set forth in this document as it may be amended from time to time.

2.36 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.

2.37 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.38 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VII.

2.39 “RSU Award” means an Award granted pursuant to Article VII.

2.40 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.41 “Share” means a share of Stock.

2.42 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.43 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.44 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.45 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.46 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.  Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan, other than ISOs, are Employees and Directors. Only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of ISOs under the Plan.

3.2 Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards.  The Committee may grant Awards to those key Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards (other than awards pursuant to Article VIII) as inducements to hire prospective Employees who will not be officers of the Company or any Affiliate and subject to Section 16 of the Exchange Act but such awards shall not exceed an amount determined by the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article VIII) to eligible persons who are not officers or Directors of the Company or any Affiliate and subject to the provisions of Section 16 of the Exchange Act.

4.2 Dedicated Shares; Award Limitations.

(a) The aggregate number of Shares with respect to which Awards may be granted under the Plan is 7,300,000 (the “Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued pursuant to any form of Award authorized under the Plan.

(b) Shares that are issued under a Full Value Award shall be counted against the Plan Share Limit as 1.87 Shares for every one Share so issued. Shares that are issued under any form of Award other than a Full Value Award shall be counted against the Plan Share Limit as one Share for every one Share so issued.

(c) For purposes of this Section 4.2, Shares that are withheld from payment of an Award to satisfy tax obligations with respect to the Award, will be treated as Shares that have been issued under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not increase the Plan Share Limit. If Shares are purchased by the Company using the cash proceeds received by the Company upon the exercise of Options, such Shares will not increase the Plan Share Limit.

(d) To the extent that an Option granted under the Plan is forfeited or expires unexercised, or is settled in cash in lieu of Shares, the number of Shares that were subject to such portion of the Option shall again become available for issuance under the Plan. To the extent that a Full Value Award is forfeited, lapses, expires, or is settled in cash in lieu of Shares, 1.87 multiplied by the number of Shares that were subject to such portion of the Full Value Award shall again become available for issuance under the Plan.

(e) The aggregate number of Shares with respect to which ISOs may be granted under the Plan is 2,500,000.

(f) The maximum number of Shares with respect to which Options may be granted to an Employee during a Fiscal Year is 500,000. The maximum number of Shares with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 250,000. The maximum number of Shares with respect to which Performance Unit Awards payable in Shares may be granted to an Employee during a Fiscal Year is 250,000 . The maximum grant date value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is the equivalent value of 250,000 Shares. The limitations set forth in this Section 4.2(f) shall be applied in a manner that is consistent with the provisions of section 162(m) of the Code and the applicable Department of Treasury regulations and other Department of Treasury guidance issued with respect to section 162(m) of the Code.

(g) Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to Employees more than 5% of the number of Shares subject to the Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (i) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, Disability, retirement or an event which constitutes a Change of Control.

(h) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.3 Non-Transferability.  Except as specified in the applicable Award Agreement or in a domestic relations court order, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4 Requirements of Law.  The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5 Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Sections 4.11 and 11.1 prohibiting repricing without stockholder approval) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in Article XII, an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger or conversion), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger or conversion in which Holders of the Company’s ordinary shares will receive the a percentage of shares of the successor corporation, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same percentage of ordinary shares of the successor as the Award was exercisable for Shares:

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per Share equal to the excess, if any, of the per Share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such Shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, conversion, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.

4.6 Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7 Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.

4.8 Forfeiture Events.  Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9 Recoupment in Restatement Situations.  Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.10 Award Agreements.  Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change of Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.11 Amendments of Award Agreements; Repricing Prohibitions.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. The Committee may not, without stockholder approval, directly or indirectly lower the exercise price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

4.12 Rights as Stockholder.  A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, an RSU, or a Performance Unit, in each case, payable in Stock, until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.13 Issuance of Shares of Stock.  Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.14 Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.15 Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

4.16 Source of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

4.17 Date of Grant.  The date on which an Option is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option; provided that such corporate action shall not be considered complete until the date on which the maximum number of Shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

ARTICLE V

OPTIONS

5.1 Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2 Type of Options Available.  Options granted under the Plan may be NSOs or ISOs.

5.3 Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.9 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4 Option Price.  The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6 Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7 Exercise of Option.

(a) General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b) Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8 Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code

(relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9 $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date(s) the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1 Restricted Stock Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

6.2 Restricted Stock Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

6.3 Holder’s Rights as Stockholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than Shares or rights to acquire Shares shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment as may be required by the Company, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VII

RESTRICTED STOCK UNIT AWARDS

7.1 Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

7.2 RSU Award.  An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.

7.3 RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

7.4 No Dividend Equivalents.  An Award Agreement for an RSU Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

7.5 Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or Shares as specified in the applicable Award Agreement.

7.6 Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE VIII

PERFORMANCE STOCK AWARDS AND
PERFORMANCE UNIT AWARDS

8.1 Authority to Grant Performance Stock Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award and Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Compensation & Management Development Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Awards or Performance Unit Awards, the Compensation & Management Development Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Compensation & Management Development Committee may also cause the certificate for Shares issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

8.2 Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios

(per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Compensation & Management Development Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock Awards or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Compensation & Management Development Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Compensation & Management Development Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Compensation & Management Development Committee of the Board.

8.3 Time of Establishment of Performance Goals.  With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Compensation & Management Development Committee of the Board prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

8.4 Written Agreement.  Each Performance Stock Award and Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Compensation & Management Development Committee may specify.

8.5 Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

8.6 Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under section 409A of the Code.

8.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award.  Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

8.8 Increases Prohibited.  None of the Compensation & Management Development Committee, the Board or the Company may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Stock Award or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

8.9 Stockholder Approval.  No payments of Stock or cash will be made to a Covered Employee pursuant to this Article VIII unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

8.10 No Dividend Equivalents.  An Award Agreement for a Performance Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.11 Dividends.  In the case of a Performance Share Award, if the Holder shall be become entitled to the payment of dividends paid in Shares or rights to acquire Shares with respect to the Performance Shares, such dividends shall be added to and become a part of the Performance Share Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance Shares.

ARTICLE IX

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees and directors of other entities who are about to become Employees or affiliated with the Company or any of its Affiliates, or whose employer or corporation with respect to which it provides services is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. The repricing prohibitions of Sections 4.11 and 11.1 shall apply to substitution awards granted pursuant to this Article IX.

ARTICLE X

ADMINISTRATION

10.1 Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

10.2 Authority of the Committee.  The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan (including, but not limited to, the provisions of Sections 4.11 and 11.1 which prohibit repricing without stockholder approval); (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 10.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

10.3 Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

10.4 No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

11.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 11.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Further, without the prior approval of the Company’s stockholders, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

11.2 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XII

ACCELERATION OF VESTING FOR CERTAIN AWARDS
UPON A CHANGE OF CONTROL

Notwithstanding any provision of the Plan to the contrary, except to the extent expressly provided otherwise in an Award Agreement, in the event of an occurrence of a Change of Control all then outstanding Options, Restricted Stock Awards and Performance Stock Awards granted under the Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control upon any other Award granted under the Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

ARTICLE XIII

MISCELLANEOUS

13.1 Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.2 No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or provision of services to the Company at any time or for any reason not prohibited by law.

13.3 Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of Shares in the manner specified herein. In the discretion of the Committee, at the time of vesting of shares under the Award, the Company may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are made available for delivery, (b) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld Shares, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld Shares does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of the Minimum

Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

13.4 Indemnification of the Committee.  The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 13.4 is not exempt from section 409A of the Code and Department of Treasury regulations issued thereunder pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this Section 13.4 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 13.4 by the last day of the taxable year of the Committee member following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 13.4 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 13.4 during a given taxable year of the Committee member shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 13.4 is not subject to liquidation or exchange for another benefit.

13.5 Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

13.6 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.7 Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

13.8 Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

13.9 Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

13.10 Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.11 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or other transaction.

13.12 Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.13 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.14 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.15 Investment Representations.  The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

13.16 Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

13.17 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.18 Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

NEWFIELD EXPLORATION COMPANY
363 N. SAM HOUSTON PKWY E.
SUITE 100
HOUSTON, TEXAS 77060
SUBMIT A PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 4, 2011 (other than 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
SUBMIT A PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 4, 2011 (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
401(K) PLAN PARTICIPANTS
All votes by 401(k) plan participants submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2011.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M31782-P09196	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWFIELD EXPLORATION COMPANY
The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.

1.	Election of Directors		For	Against	Abstain

	Nominees:

	1a.	Lee K. Boothby	☐	☐	☐

	1b.	Philip J. Burguieres	☐	☐	☐			For	Against	Abstain

	1c.	Pamela J. Gardner	☐	☐	☐		1j. C. E. (Chuck) Shultz	☐	☐	☐

	1d.	John Randolph Kemp lll	☐	☐	☐		1k. J. Terry Strange	☐	☐	☐

	1e.	J. Michael Lacey	☐	☐	☐	2.	To approve the Newfield Exploration Company 2011 Omnibus Stock Plan.	☐	☐	☐

	1f.	Joseph H. Netherland	☐	☐	☐	3.	To approve the performance goals under the Newfield Exploration Company 2011 Omnibus Stock Plan.	☐	☐	☐

	1g.	Howard H. Newman	☐	☐	☐	4.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, for fiscal 2011.	☐	☐	☐

	1h.	Thomas G. Ricks	☐	☐	☐	5.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

	1i.	Juanita F. Romans	☐	☐	☐	The Board of Directors recommends you vote for 3 years on Proposal 6.	1 Year	2 Years	3 Years	Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	6.	To recommend, by non-binding vote, the frequency of voting on executive compensation. ☐	☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our 2010 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2010) are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

M31783-P09196

NEWFIELD EXPLORATION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 5, 2011
The undersigned stockholder of Newfield Exploration Company (herein, the “Company”) hereby makes, constitutes and appoints John D. Marziotti, Terry W. Rathert and Brian L. Rickmers, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company Common Stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held in the Joe B. Foster Employee Communications Room, 4th Floor of our Houston office located at 363 N. Sam Houston Parkway E., Houston, Texas 77060 on May 5, 2011, at 8:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.
This proxy, when properly executed or submitted over the Internet or by telephone, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy will be voted FOR items 1, 2, 3, 4 and 5 and FOR 3 years in connection with item 6 (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the Proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.
If shares of Company Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the annual meeting and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company’s 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.
This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE